Exhibit 10.1

NINTH AMENDED AND RESTATED

MASTER THROUGHPUT AGREEMENT

(including Tankage and Loading Racks)

by and between

HF SINCLAIR REFINING & MARKETING LLC

and

HOLLY ENERGY PARTNERS-OPERATING, L.P.

Effective as of February 1, 2023

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A –	Definitions
Exhibit B –	Interpretation
Exhibit C –	Applicable Assets, Product, Minimum Capacity Commitment, Tariffs, Tariff Adjustments and Applicable Terms
Exhibit D –	Measurement of Shipped Volumes
Exhibit E –	Volumetric Gains and Losses; Line Fill; High-API Oil Surcharge
Exhibit F –	Increases in Tariff Rates as a Result of Changes in Applicable Law
Exhibit G –	Special Provisions: Malaga Pipeline System
Exhibit G-1 –	Construction Projects
Exhibit G-2 –	Devon Lease Connections
Exhibit H –	Special Provisions: El Dorado Assets
Exhibit H-1 –	El Dorado Loading Rack
Exhibit H-2 –	El Dorado Tankage
Exhibit H-3 –	Specifications for New Tank
Exhibit I –	Special Provisions: Navajo Tanks
Exhibit I-2 –	Navajo Tanks
Exhibit J –	Special Provisions: Tulsa East Assets

ii

TABLE OF CONTENTS

(continued)

Page

Exhibit J-1–	Tulsa Group 1 Loading Rack
Exhibit J-2–	Tulsa Group 1 Pipeline
Exhibit J-3 –	Tulsa Group 1 Tankage
Exhibit J-4 –	Tulsa Group 2 Loading Rack
Exhibit J-5 –	Tulsa Group 2 Tankage
Exhibit K –	Special Provisions: El Dorado Crude Tank Farm Assets
Exhibit K-1 –	El Dorado Crude Tankage and Jayhawk Tankage
Exhibit K-2 –	El Dorado Terminal Quality Specifications
Exhibit L-1 –	Tulsa West Tankage
Exhibit L-2 –	Special Provisions: Tulsa West Tankage
Exhibit M –	Special Provisions: Orla Truck Terminal
Exhibit N-1 –	HFRM Refined Products Pipelines
Exhibit N-2 –	HFRM Refined Products Terminals and Terminalling Fees
Exhibit N-3 –	Special Provisions: Refined Products Pipelines and Refined Products Terminals
Exhibit O-1 –	Special Provisions: Cushing Connect Pipeline
Exhibit O-2 –	Specifications for Cushing Tulsa Interconnection System
Exhibit P –	Crude Tankage
Exhibit Q-1 –	Tulsa West Lube Racks
Exhibit Q-2 –	Special Provisions: Tulsa West Lube Racks
Exhibit R-1 –	Sinclair Refined Products Pipelines
Exhibit R-2 –	Sinclair Refined Products Terminals and Terminalling Fees
Exhibit R-3 –	Special Provisions: Sinclair Assets
Exhibit R-4 –	Sinclair Refined Product Storage Tanks
Exhibit S-1 –	Special Provisions: Crude Pipelines
Exhibit S-2 –	Shipper Request Form

iii

NINTH AMENDED AND RESTATED

MASTER THROUGHPUT AGREEMENT

This Ninth Amended and Restated Master Throughput Agreement (this “Agreement”) is entered into as of February 27, 2023 and effective as of the Effective Time (as defined below) by and between HF SINCLAIR REFINING & MARKETING LLC (“HFRM”) and HOLLY ENERGY PARTNERS—OPERATING, L.P. (“HEP Operating”). Each of HFRM and HEP Operating are collectively referred to herein as the “Parties.”

RECITALS:

A. In connection with that certain Pipeline Throughput Agreement (Roadrunner), dated as of December 1, 2009, between HFRM (as successor in interest to HollyFrontier Navajo) and HEP Operating, HEP Operating agreed to provide certain transportation services for HFRM on the Roadrunner Pipeline, as defined below.

B. In connection with that certain Loading Rack Throughput Agreement (Lovington), dated as of March 31, 2010, between HFRM (as successor in interest to HollyFrontier Navajo) and HEP Operating (as successor in interest to Holly Energy Storage-Lovington LLC), HEP Operating agreed to provide certain loading services for HFRM with respect to the Lovington Loading Rack, as defined below.

C. In connection with that Second Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East), dated as of August 31, 2011, between HFRM (as successor in interest to Holly Refining and Marketing-Tulsa LLC) and HEP Operating (as successor in interest to HEP Tulsa LLC and Holly Energy Storage—Tulsa LLC), HEP Operating agreed to provide certain transportation, storage and loading services to HFRM with respect to the Tulsa Interconnecting Pipelines, as defined below.

D. In connection with that certain First Amended and Restated Tankage, Loading Rack and Crude Oil Receiving Throughput Agreement (Cheyenne), dated as of January 11, 2012 between HFRM (as successor in interest to Frontier Refining LLC) and HEP Operating (as successor in interest to Cheyenne Logistics LLC), HEP Operating agreed to provide certain storage and loading services to HFRM with respect to the Cheyenne Assets (as defined in the Seventh Amended and Restated Master Throughput Agreement).

E. In connection with that certain Second Amended and Restated Pipeline Delivery, Tankage and Loading Rack Throughput Agreement (El Dorado), dated as of January 7, 2014 between HFRM (as successor in interest to Frontier El Dorado Refining LLC) and HEP Operating (as successor in interest to El Dorado Logistics LLC), HEP Operating agreed to provide certain transportation, storage and loading services to HFRM with respect to the El Dorado Assets, as defined below.

F. In connection with that certain Amended and Restated Transportation Services Agreement (Malaga), dated September 26, 2014, between HFRM and HEP Operating, HEP Operating agreed to provide certain transportation services to HFRM with respect to the Malaga Pipeline System, as defined below.

G. HEP Operating owns certain other pipelines, tankage and other assets which it desires to utilize to provide transportation, storage and loading services for HFRM.

H. The Parties entered into that certain Master Throughput Agreement, effective January 1, 2015 (the “Original Master Throughput Agreement”) pursuant to which HEP Operating agreed to provide certain transportation, storage and loading services with respect to the Applicable Assets, as defined below, and pursuant to which the Parties agreed that such services would no longer be provided pursuant to the Prior Agreements.

I. The Original Master Throughput Agreement has been further amended and restated, resulting in that certain Eighth Amended and Restated Master Throughput Agreement, effective March 14, 2022 (as amended by the First Amendment to Eighth Amended and Restated Master Throughput Agreement, dated October 28, 2022 and the Second Amendment to Eighth Amended and Restated Master Throughput Agreement, dated December 22, 2022, the “Previous Amended and Restated Master Throughput Agreement”).

J. In connection with the Crude Agreement, HEP Operating and its Affiliates agreed to provide certain transportation and terminalling services to HFRM and its Affiliates with respect to the Crude Pipelines (as defined herein).

K. In connection with the expiration of the Crude Agreement, the Parties now desire to amend and restate the Previous Amended and Restated Master Throughput Agreement in its entirety as follows to, among other things, add the Crude Pipelines and amend certain terms that are applicable to the Sinclair Crude Oil Pipelines (as defined herein).

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Capitalized terms used throughout this Agreement and not otherwise defined herein shall have the meanings set forth on Exhibit A.

1.2 Interpretation. Matters relating to the interpretation of this Agreement are set forth on Exhibit B.

ARTICLE 2

AGREEMENT TO USE SERVICES

2.1 Intent. The Parties intend to be strictly bound by the terms set forth in this Agreement, which sets forth revenues to HEP Operating to be paid by HFRM, and requires HEP Operating to provide certain transportation, storage and loading services to HFRM. The principal objective of HEP Operating is for HFRM to meet or exceed its obligations with respect to the Minimum Revenue Commitment. The principal objective of HFRM is for HEP Operating to provide services to HFRM in a manner that enables HFRM to transport, store and/or load Products on, in or at the Applicable Assets. It is the Parties’ further intent that the terms and provisions of this Agreement shall be effective and govern from and after the Effective Time. Any matter first arising prior to the Effective Time shall be governed by the respective agreement relating thereto referenced in the Recitals.

2.2 Minimum Revenue Commitments. During the Applicable Term and subject to the terms and conditions of this Agreement, and as further set forth in Exhibit C, HFRM agrees as follows:

(a) Capacity and Revenue Commitment. Subject to Article 4, HFRM shall pay HEP Operating Applicable Tariffs for its use of the Applicable Assets and associated services as provided herein that result in the payment of an amount that will satisfy the Minimum Revenue Commitment in exchange for HEP Operating providing HFRM a minimum capacity in each of the Applicable Assets equal to the Minimum Capacity Commitment. The “Minimum Revenue Commitment” shall be the aggregate sum of the revenue to HEP Operating for each Contract Quarter determined by multiplying the Minimum Throughput Commitment for each Applicable Asset for such Contract Quarter, by the Base Tariff for such Applicable Asset in effect for such Contract Quarter. The “Minimum Capacity Commitment” means the amount set forth on Exhibit C for each Applicable Asset.

(b) Applicable Tariffs. HFRM shall pay (i) the applicable Base Tariffs for all quantities of its Product transported, stored or loaded at, on or through the Applicable Assets in each Contract Quarter during the Applicable Term up to and including the applicable Incentive Tariff Threshold for such Applicable Asset set forth on Exhibit C, (ii) the applicable Incentive Tariff for quantities in excess of the Incentive Tariff Threshold, and (iii) if applicable, the Excess Tariff for the Applicable Asset for quantities in excess of the Excess Tariff Threshold. HFRM shall pay the applicable fees for all quantities of its Product transported, stored or loaded at, on or through the HFRM Refined Products Terminals and the Sinclair Refined Products Terminals in each Contract Quarter during the Applicable Term set forth on Exhibit N-2 and Exhibit R-2.

(c) Adjustment of Applicable Tariffs. The Applicable Tariffs shall be adjusted in the manner set forth on Exhibit C. To evidence the Parties’ agreement to each adjusted Applicable Tariff, the Parties may, but shall not be required to, execute an amended, modified, revised or updated Exhibit C and attach it to this Agreement. If executed, such amended, modified, revised or updated Exhibit C shall be sequentially numbered (e.g. Exhibit C-1, Exhibit C-2, etc.), dated and appended as an additional exhibit to this Agreement and shall replace the prior version of Exhibit C in its entirety, after its date of effectiveness. The applicable fees in respect of the HFRM Refined Products Terminals shall be adjusted as set forth on Exhibit N-2. The applicable fees in respect of the Sinclair Refined Products Terminals shall be adjusted as set forth on Exhibit R-2.

(d) Reduction for Non-Force Majeure Operational Difficulties. If HFRM is unable to transport, store and/or load on, in or at any Applicable Asset the volumes of Products required to meet the Minimum Revenue Commitment for such Applicable Asset for a particular Contract Quarter as a result of HEP Operating’s operational difficulties, prorationing, or the inability to provide sufficient capacity for the Minimum Throughput Commitment, then the Minimum Revenue Commitment applicable to the Contract Quarter during which HFRM is unable to transport, store and/or load such volumes of Products will be reduced by an amount equal to: (A) the volume of Products that HFRM was unable to transport, store and/or load on, in or at such Applicable Assets (but not to exceed the Minimum Throughput Commitment), as a result of HEP Operating’s operational difficulties, prorationing or inability to provide sufficient capacity on the Applicable Assets to achieve the Minimum Throughput Commitment, multiplied by (B) the applicable Base Tariff. This Section 2.2(d) shall not apply in the event HEP Operating gives notice of a Force Majeure event in accordance with the terms of the Omnibus Agreement, in which case the Minimum Revenue Commitment shall be suspended to the extent contemplated in Article IX of the Omnibus Agreement.

(e) Pro-Rationing for Partial Periods. Notwithstanding the other portions of this Section 2.2, in the event that the commencement date of the Applicable Term for any group of Applicable Assets is any date other than the first day of a Contract Quarter, then the Minimum Revenue Commitment, Minimum Throughput Commitment, and any applicable Incentive Tariffs for the initial partial Contract Quarter with respect to such group of Applicable Assets shall be prorated based upon the number of days actually in such partial Contract Quarter. Similarly, notwithstanding the other portions of this Section 2.2 if the last day of the Applicable Term for any group of Applicable Assets is on a day other than the last day of a Contract Quarter, then the Minimum Revenue Commitment, Minimum Throughput Commitment, and any applicable Incentive Tariff for the final partial Contract Quarter with respect to such group of Applicable Assets shall be prorated based upon the number of days actually in such partial Contract Quarter and the initial Contract Quarter.

2.3 Measurement of Shipped Volumes. Matters with respect to the measurement of shipped volumes are set forth on Exhibit D.

2.4 Volumetric Gains and Losses; Line Fill; High-API Oil Surcharge. Matters with respect to volumetric gains and losses, line fill and high-API oil surcharges are set forth on Exhibit E.

2.5 Obligations of HEP Operating. During the Applicable Term and subject to the terms and conditions of this Agreement, HEP Operating agrees to:

(a) own or lease, operate and maintain (directly or through a Subsidiary) the Applicable Assets and all related assets necessary to handle the applicable Products from HFRM;

(b) make available for HFRM’s use the capacity of the Applicable Assets of at least the Minimum Capacity Commitment;

(c) provide the services required under this Agreement and perform all operations relating to the Applicable Assets, including tank gauging, tank maintenance, loading trucks, interaction with third party pipelines and customer interface for access agreements (as applicable) and performance of all operations and maintenance for the Applicable Assets;

(d) maintain adequate property and liability insurance covering the Applicable Assets and any related assets owned by HEP Operating or its Affiliates and necessary for the operation of the Applicable Assets;

(e) at the request of HFRM, and subject in any case to any applicable common carrier proration duties and commitments to other third-party shippers, use commercially reasonable efforts to transport, store and/or load on the Applicable Assets for HFRM each month during the Applicable Term the quantity of Products that HFRM designates from time to time, but in no event less than the Minimum Capacity Commitment.

Notwithstanding the first sentence of this Section 2.5, subject to the dispute resolution provisions of the Omnibus Agreement and with respect to the Tulsa Assets, the Tulsa Purchase Agreements, HEP Operating or its Affiliate is free to sell any of its assets, including any Applicable Assets, and HFRM is free to merge with another entity and to sell all of its assets or equity to another entity at any time. For the avoidance of doubt, HEP Operating shall be responsible for all repair and inspection costs, including API 653 inspections, and for performing any cleaning, and HFRM shall reimburse HEP Operating for all cleaning costs.

2.6 Drag Reducing Agents and Additives. If HEP Operating determines that adding drag reducing agents (“DRA”) to the Products is reasonably required to move the Products in the quantities necessary to meet HFRM’s schedule or as may be otherwise be required to safely move such quantities of Products or that additives should be used in the operation of the Applicable Assets, HEP Operating shall provide HFRM with an analysis of the proposed cost and benefits thereof. In the event that HFRM agrees to use such additives for its operations as proposed by HEP Operating, HFRM shall reimburse HEP Operating for the costs of adding any DRA or additives. If HEP Operating reasonably determines that additives or chemicals must be added to any of the pipelines included in the Applicable Assets to prevent or control internal corrosion of the pipe, then HFRM shall reimburse HEP Operating for the direct cost of the chemical and associated injection equipment.

2.7 Change in the Direction; Product Service or Origination and Destination of the Pipeline System. Without HFRM’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), HEP Operating shall not (i) reverse the direction of flow of any Pipeline; (ii) change, alter or modify the Product service of any Pipeline; or (iii) change, alter or modify the origination or destination of any Pipeline; provided, however, that HEP Operating may take any necessary emergency action to prevent or remedy a release of Products from a Pipeline without obtaining the consent required by this Section 2.7. HFRM shall have the right to reverse the direction of flow of any segment of a Pipeline where it is the sole shipper of Products if HFRM agrees to (1) reimburse HEP Operating for the additional costs and expenses incurred by HEP Operating as a result of such change in direction (both to reverse and re-reverse); (2) reimburse HEP Operating for all costs arising out of HEP Operating’s inability to perform under any transportation service contract due to the reversal of the direction of flow of the Pipeline; and (3) pay the Applicable Tariffs in accordance with this Agreement, for any such flow reversal. With respect to the Malaga Pipeline System, the foregoing shall apply regardless of whether the Product shipped in such manner reaches an injection point for the Centurion Pipeline or Plains Pipeline. HEP Operating shall not acquire any right, title or interest in the Products, and all title to and ownership of the Products while the same is in the possession of HEP Operating shall be and shall remain exclusively in HFRM. HEP Operating shall not represent itself to any third party as the owner of any of the Products and shall hold the same in trust for HFRM. HFRM shall advise HEP Operating in writing of any change in Product ownership while in the Applicable Assets. If any of HFRM’s Product is sold, exchanged, or otherwise changes ownership while in the Applicable Assets, HFRM shall nonetheless be responsible for the terms and conditions of this Agreement the same as if Products had been owned by HFRM.

2.8 Notification of Utilization. Upon request by HEP Operating, HFRM will provide to HEP Operating written notification of its reasonable good faith estimate of its anticipated future utilization of the Applicable Assets as soon as reasonably practicable after receiving such request.

2.9 Scheduling and Accepting Movement. HEP Operating will use its reasonable commercial efforts to schedule and accept movements of Products in a manner that is consistent with the historical dealings between the Parties and their Affiliates, as such dealings may change from time to time.

2.10 Taxes. HFRM will pay all of its taxes, import duties, license fees and other charges by any Governmental Authority levied on or with respect to the Products handled by HFRM for transportation, storage and/or loading by HEP Operating. Should any Party be required to pay or collect any taxes, duties, charges and or assessments pursuant to any Applicable Law or authority now in effect or hereafter to become effective which are payable by the any other Party pursuant to this Section 2.10 the proper Party shall promptly reimburse the other Party therefor.

2.11 Timing of Payments. HFRM will make its payments to HEP Operating by electronic payment with immediately available funds on a monthly basis during the Applicable Term with respect to services rendered or reimbursable costs or expenses incurred by HEP Operating under this Agreement in the prior month. Payments not received by HEP Operating on or prior to the tenth day following the invoice date will accrue interest at the Prime Rate from the applicable payment date until paid.

2.12 Increases in Tariff Rates. If new Applicable Laws are enacted that require HEP Operating to make capital expenditures with respect to the Applicable Assets, HEP Operating may amend the Applicable Tariffs in the manner set forth in Exhibit F, in order to recover HEP Operating’s cost of complying with such new Applicable Laws (as determined in good faith and including a reasonable return). HFRM and HEP Operating shall use their reasonable commercial efforts to comply with such new

Applicable Laws, and shall negotiate in good faith to mitigate the impact of such new Applicable Laws and to determine the amount of the new Applicable Tariff rates. If HFRM and HEP Operating are unable to agree on the amount of the new Applicable Tariff rates that HEP Operating will charge, such Applicable Tariff rates will be resolved in the manner provided for in the Omnibus Agreement. Any other applicable exhibit to this Agreement will be updated, amended or revised, as applicable, in accordance with this Agreement to reflect any changes in Applicable Tariff rates established in accordance with this Section 2.12.

2.13 Removal of Tank from Service. The Parties agree that if a tank included in the Applicable Assets is removed from service, then HEP Operating will not be required to utilize, operate or maintain such tank or provide the services required under this Agreement with respect to such tank (and there will be no adjustment to the applicable Minimum Revenue Commitment). The Parties acknowledge that provisions relating to the inspection, repair and maintenance of tanks included in the Applicable Assets are set forth in the Master Lease and Access Agreement, and such provisions are in addition to, and not in substitution of, the terms set forth in this Section 2.13 and Section 2.5.

2.14 No Guaranteed Minimum. Notwithstanding anything to the contrary set forth in this Agreement, there is no requirement that HFRM deliver any minimum quantity of Product for transport, storage, handling or loading on, over or in the Applicable Assets, it being understood that HFRM’s obligation for failing to ship, store or load sufficient quantities of Product to satisfy the Minimum Revenue Commitment is to make Deficiency Payments as provided in Article 10.

2.15 Ethanol Blending. For any Applicable Asset at which HEP Operating provides ethanol blending services to HFRM, HEP Operating agrees to allow HFRM or its representative to perform (i) periodic audits of the ethanol blending operation to assess whether the overall volumes of ethanol used by HEP Operating are consistent with HFRM’s ethanol blending specifications and that the ethanol was blended with HFRM’s gasoline or blend stock; and (ii) periodic sampling and testing of the gasoline produced subsequent to the ethanol blending and periodic inspections to ensure the contractual requirements between HEP Operating and HFRM are being met.

ARTICLE 3

AGREEMENT TO REMAIN SHIPPER

With respect to any Product that is transported, stored or loaded in connection with any of the Applicable Assets by HFRM, HFRM agrees that it will continue acting in the capacity of the shipper of any such Product for its own account at all times that such Product is being transported, stored, handled or loaded in the Applicable Assets.

ARTICLE 4

NOTIFICATION OF REFINERY SHUT-DOWN OR RECONFIGURATION

If a Refinery shuts down or the Refinery owner reconfigures the Refinery or any portion of the Refinery (excluding planned maintenance turnarounds) and HFRM reasonably believes in good faith that such shut down or reconfiguration will jeopardize its ability to satisfy its applicable Minimum Revenue Commitments under this Agreement, then within 90 days of the delivery of the written notice of the planned shut down or reconfiguration, HFRM shall (A) propose a new Minimum Revenue Commitment under this Agreement, as applicable, such that the ratio of the new applicable Minimum Revenue Commitment under this Agreement over the anticipated production level following the shut down or reconfiguration will be approximately equal to the ratio of the original applicable Minimum Revenue Commitment under this Agreement over the original production level and (B) propose the date on which the new Minimum Revenue Commitment under this Agreement shall take effect. Unless objected to by HEP Operating within 60 days of receipt by HEP Operating of such proposal, such new Minimum Revenue Commitment under this Agreement shall become effective as of the date proposed by HFRM. To the extent that HEP Operating does not agree with HFRM’s proposal, any changes in HFRM’s obligations under this Agreement, or the date on which such changes will take effect, will be determined pursuant to the dispute resolution provisions of the Omnibus Agreement. Any applicable exhibit to this Agreement will be updated, amended or revised, as applicable, in accordance with this Agreement to reflect any change in the applicable Minimum Revenue Commitment under this Agreement agreed to in accordance with this Article 4.

In addition, in the event of a partial shutdown or a reconfiguration of the Navajo Refinery, HFRM agrees to utilize the Refined Products Pipelines and the Navajo Refinery truck rack for 100% of the Navajo Refinery output for the duration of such partial shutdown or reconfiguration.

Notwithstanding anything to the contrary herein, HFRM shall not have any rights under this Article 4 with respect to the Parco Refinery or the Casper Refinery until March 14, 2027.

ARTICLE 5

FORCE MAJEURE

The rights and obligations of the Parties upon the occurrence of an event of Force Majeure will be determined in the manner set forth in the Omnibus Agreement; provided that (a) any suspension of the obligations of the Parties under this Agreement as a result of an event of Force Majeure shall extend the Applicable Term (to the extent so affected) for a period equivalent to the duration of the inability set forth in the Force Majeure Notice, (b) HFRM will be required to pay any amounts accrued and due under this Agreement at the time of the Force Majeure event, and (c) if a Force Majeure event prevents either Party from performing substantially all of their respective obligations under this Agreement relating to a group of HFRM’s Applicable Assets for a period of more than one (1) year, this Agreement may be terminated as to such Applicable Assets (but not as to unaffected Applicable Assets) by the affected Party providing written notice thereof to the other Party.

ARTICLE 6

AGREEMENT NOT TO CHALLENGE PIPELINE TARIFFS

HFRM agrees to any tariff rate changes for Pipelines in accordance with this Agreement. HFRM agrees (a) not to challenge, nor to cause its Affiliates to challenge, nor to encourage or recommend to any other Person that it challenge, or voluntarily assist in any way any other Person in challenging, in any forum, interstate or intrastate tariffs (including joint tariffs) of HEP Operating (or its Affiliates) that HEP Operating (or its Affiliate) has filed or may file containing rates, rules or regulations that are in effect at any time during the Applicable Term and regulate the transportation of the Products on any Pipelines, (b) not to protest or file a complaint, nor cause its Affiliates to protest or file a complaint, nor encourage or recommend to any other Person that it protest or file a complaint, or voluntarily assist in any way any other Person in protesting or filing a complaint, with respect to regulatory filings that HEP Operating or its Affiliate has made or may make at any time during the Applicable Term to change interstate or intrastate tariffs (including joint tariffs) for transportation of Products on any Pipelines, and (c) not to seek, nor cause any of its Affiliates to seek, nor encourage or recommend to any other Person that it seek, or voluntarily assist in any way any other Person in seeking, regulatory review of, or regulatory jurisdiction over, the contractual rates charged at any time during the term of this Agreement by HEP Operating for terminalling services or to challenge, in any forum, such rates or changes to such rates, in each case so long as such tariffs, regulatory filings or rates changed do not conflict with the terms of this Agreement.

ARTICLE 7

EFFECTIVENESS AND APPLICABLE TERM

This Agreement shall be effective as to each group of Applicable Assets as of the date and time set forth on Exhibit C (or, in the case of the HFRM Refined Products Terminals and Sinclair Refined Products Terminals, Exhibit N-2 and Exhibit R-2 respectively) and shall terminate with respect to each group of Applicable Assets as of the date and time set forth on Exhibit C (or, in the case of the HFRM Refined Products Terminals and Sinclair Refined Products Terminals, Exhibit N-2 and Exhibit R-2 respectively), unless extended by written mutual agreement of the Parties or as set forth in Article 8 (each, the “Applicable Term”). The Party desiring to extend this Agreement with respect to any group of Applicable Assets pursuant to this Article 7 shall provide prior written notice to the other Party of its desire to so extend this Agreement; such written notice shall be provided not more than twenty-four (24) months and not less than the later of twelve (12) months prior to the date of termination of the Applicable Term or ten (10) days after receipt of a written request from the other Party (which request may be delivered no earlier than twelve (12) months prior to the date of termination of the Applicable Term) to provide any such notice or lose such right.

ARTICLE 8

RIGHT TO ENTER INTO A NEW AGREEMENT

8.1 Negotiation Pursuant to Written Notice. In the event that HFRM provides prior written notice to HEP Operating of the desire of HFRM to extend this Agreement for its specific group of Applicable Assets by written mutual agreement of the Parties pursuant to Article 7, the Parties shall negotiate in good faith to extend this Agreement by written mutual agreement with respect to such specific group of Applicable Assets, but, if such negotiations fail to produce a written mutual agreement for extension by a date six months prior to the termination date for such group of Applicable Assets, then HEP Operating shall have the right to negotiate to enter into one or more throughput, tankage or transportation services agreements for HFRM’s Minimum Capacity Commitment for such Applicable Assets with one or more third parties to begin after the date of termination, provided, however, that until the end of one year following termination without renewal of this Agreement for such group of Applicable Assets, HFRM will have the right to enter into a new throughput, tankage or transportation services or transportation services agreement with HEP Operating with respect to its Minimum Capacity Commitment on the date of termination on commercial terms that substantially match the terms upon which HEP Operating proposes to enter into an agreement with a third party for similar services with respect to all or a material portion of such capacity of such group of Applicable Assets. In such circumstances, HEP Operating shall give HFRM at least forty-five (45) days prior written notice of any proposed new throughput agreement with a third party, and such notice shall inform HFRM of the fee schedules, tariffs, duration and any other material terms of the proposed third party agreement. HFRM shall have forty-five (45) days following receipt of such notice to agree to the terms specified in the notice or HFRM shall lose the rights specified by this Section 8.1 with respect to the capacity that is the subject of such notice.

8.2 Negotiation in the Absence of Written Notice. In the event that HFRM fails to provide prior written notice to HEP Operating of the desire to extend this Agreement for a specific group of Applicable Assets by written mutual agreement of the Parties pursuant to Article 7, HEP Operating shall have the right, during the period from the date of HFRM’s failure to provide written notice pursuant to Article 7 to the date of termination of this Agreement, to negotiate to enter into one or more throughput, tankage or transportation services agreements for HFRM’s Minimum Capacity Commitment for the such group of Applicable Assets with one or more third parties to begin after the date of termination; provided, however, that at any time during the twelve (12) months prior to the expiration of the Applicable Term, HFRM will have the right to enter into a new throughput, tankage agreement with HEP Operating with respect to its existing Minimum Capacity Commitment at such time on commercial terms that substantially match the terms upon which HEP Operating proposes to enter into an agreement with a third party for similar services with respect to all or a material portion of such capacity on such group of Applicable Assets. In such circumstances, HEP Operating shall give HFRM forty-five (45) days prior written notice of any proposed new agreement with a third party, and such notice shall inform HFRM of the fee schedules, tariffs, duration and any other material terms of the proposed third party agreement and HFRM shall have forty-five (45) days following receipt of such notice to agree to the terms specified in the notice or HFRM shall lose the rights specified by this Section 8.2 with respect to the capacity that is the subject of such notice.

ARTICLE 9

NOTICES

Any notice or other communication given under this Agreement shall be in writing and shall be provided in the manner set forth in the Omnibus Agreement.

ARTICLE 10

DEFICIENCY PAYMENTS

10.1 Deficiency Notice; Deficiency Payments. As soon as practicable following the end of each Contract Quarter under this Agreement, HEP Operating shall deliver to HFRM a written notice (the “Deficiency Notice”) detailing any failure of HFRM to meet any of its Minimum Revenue Commitments set forth on Exhibit C; provided, however, that HFRM’s obligations pursuant to the Minimum Revenue Commitment shall be assessed on a quarterly basis for the purposes of this Article 10. Notwithstanding the previous sentence, any deficiency owed by HFRM due to its failure to satisfy any Minimum Revenue Commitment, if any, set forth on Exhibit C, as to any Applicable Asset for a Contract Quarter shall be offset by any revenue owed to HEP Operating in excess of any Minimum Revenue Commitment for such Contract Quarter set forth on Exhibit C from any other Applicable Asset at the same location. The Deficiency Notice shall (i) specify in reasonable detail the nature of any deficiency and (ii) specify the approximate dollar amount that HEP Operating believes would have been paid by HFRM to HEP Operating if HFRM had complied with its Minimum Revenue Commitment obligations pursuant to this Agreement (the “Deficiency Payment”). HFRM shall pay its Deficiency Payment to HEP Operating upon the later of: (A) ten (10) days after its receipt of the Deficiency Notice and (B) thirty (30) days following the end of the related Contract Quarter.

10.2 Disputed Deficiency Notices. If HFRM disagrees with the Deficiency Notice, then, following the payment of the undisputed portion of the Deficiency Payment to HEP Operating, if any, HFRM shall send written notice thereof regarding the disputed portion of the Deficiency Payment to HEP Operating. Thereafter, a senior officer of HF Sinclair (on behalf of HFRM) and a senior officer of the Partnership (on behalf of HEP Operating) shall meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary and shall negotiate in good faith to attempt to resolve any differences that they may have with respect to matters specified in the Deficiency Notice. During the 30-day period following the payment of the Deficiency Payment, HFRM shall have access to the working papers of HEP Operating relating to its Deficiency Notice. If such differences are not resolved within thirty (30) days following HFRM’s receipt of its Deficiency Notice, HFRM and HEP Operating shall, within forty-five (45) days following HFRM’s receipt of the Deficiency Notice, submit any and all matters which remain in dispute and which were properly included in the Deficiency Notice to dispute resolution in accordance with the Omnibus Agreement.

10.3 Payment of Amounts No Longer Disputed. If it is finally determined pursuant to this Article 10 that HFRM is required to pay any or all of the disputed portion of the Deficiency Payment, HFRM shall promptly pay such amount to HEP Operating, together with interest thereon at the Prime Rate, in immediately available funds.

10.4 Contract Quarters Independent. The fact that HFRM has exceeded or fallen short of the Minimum Revenue Commitment with respect to any Contract Quarter shall not be considered in determining whether HFRM meets, exceeds or falls short of the Minimum Revenue Commitment with respect to any other Contract Quarter, and the amount of any such excess or shortfall shall not be counted towards or against the Minimum Revenue Commitment with respect to any other Contract Quarter.

ARTICLE 11

RIGHT OF FIRST REFUSAL

The Parties acknowledge the right of first refusal of HF Sinclair with respect to the Applicable Assets other than the Tulsa Assets as provided in the Omnibus Agreement, and the right of first refusal of HollyFrontier with respect to the Tulsa Assets as provided in the Tulsa Purchase Agreements.

ARTICLE 12

INDEMNITY; LIMITATION OF DAMAGES

12.1 Indemnity; Limitation of Liability. The Parties acknowledge and agree that the provisions relating to indemnity and limitation of liability are set forth in the Omnibus Agreement. Notwithstanding anything in this Agreement or the Omnibus Agreement to the contrary and solely for the purpose of determining which of HFRM or HEP Operating shall be liable in a particular circumstance, neither HFRM nor HEP Operating shall be liable to the other Party for any loss, damage, injury, judgment, claim, cost, expense or other liability suffered or incurred (collectively, “Damages”) by such Party except to the extent set forth in the Omnibus Agreement and to the extent that HFRM or HEP Operating causes such Damages or owns or operates the assets or other property in question responsible for causing such Damages.

12.2 Survival. The provisions of this Article 12 shall survive the termination of this Agreement.

ARTICLE 13

MISCELLANEOUS

13.1 Amendments and Waivers. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by the Parties. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party against whom the waiver is sought to be enforced. Any of the exhibits to this Agreement may be amended, modified, revised or updated by the Parties if each of the Parties executes an amended, modified, revised or updated exhibit, and attaches it to this Agreement. Such amended, modified, revised or updated exhibits shall be sequentially numbered (e.g. Exhibit A-1, Exhibit A-2, etc.), dated and appended as an additional exhibit to this Agreement and shall replace the prior exhibit, in its entirety, after its date of effectiveness, except as specified therein. No failure or delay in exercising any right hereunder, and no course of conduct, shall operate as a waiver of any provision of this Agreement. No single or partial exercise of a right hereunder shall preclude further or complete exercise of that right or any other right hereunder.

13.2 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned without the prior written consent of HFRM (in the case of any assignment by HEP Operating) or HEP Operating (in the case of any assignment by HFRM), in each case, such consent is not to be unreasonably withheld or delayed; provided, however, that (i) HEP Operating may make such an assignment (including a partial pro rata assignment) to an Affiliate of HEP Operating without HFRM’s consent, (ii) HFRM may make such an assignment (including a pro rata partial assignment) to an Affiliate of HFRM without HEP Operating’s consent, (iii) HFRM may, without HEP Operating’s prior written consent, make a partial assignment to any third party that acquires assets of HF Sinclair that rely on the services provided by HEP Operating on the HFRM Refined Products Pipelines, the HFRM Refined Products Terminals, the Sinclair Refined Products Pipelines or the Sinclair Refined

Products Terminals if such Person (1) is reasonably capable of performing HFRM’s obligations (or its pro rata portion of such obligations) under this Agreement assigned to such Person, which determination shall be made by HFRM in its reasonable judgment and (2) has agreed in writing to assume the obligations of HFRM assigned to such Person, (iv) HEP Operating may, without HFRM’s prior written consent, make a partial assignment to any third party that acquires any of the HFRM Refined Products Pipelines, HFRM Refined Products Terminals, Sinclair Refined Products Pipelines or Sinclair Refined Products Terminals if such Person (1) is reasonably capable of performing HEP Operating’s obligations (or its pro rata portion of such obligations) under this Agreement assigned to such Person, which determination shall be made by HEP Operating in its reasonable judgment and (2) has agreed in writing to assume the obligations of HEP Operating assigned to such Person, (v) HFRM may make a collateral assignment of its rights and obligations hereunder and/or grant a security interest in its rights and obligations hereunder, and HEP Operating shall execute an acknowledgement of such collateral assignment in such form as may from time-to-time be reasonably requested, and (vi) HEP Operating may make a collateral assignment of its rights hereunder and/or grant a security interest in its rights and obligations hereunder to a bona fide third party lender or debt holder, or trustee or representative for any of them, without HFRM’s consent, if such third party lender, debt holder or trustee shall have executed and delivered to HFRM a non-disturbance agreement in such form as is reasonably satisfactory to HFRM and such third party lender, debt holder or trustee, and HFRM executes an acknowledgement of such collateral assignment in such form as may from time to time be reasonably requested. Any attempt to make an assignment otherwise than as permitted by the foregoing shall be null and void. The Parties agree to require their respective successors, if any, to expressly assume, in a form of agreement reasonably acceptable to the other Parties, their obligations under this Agreement.

13.3 Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

13.4 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

13.5 Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties, and no limited partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

13.6 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

13.7 Headings. Headings of the Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever. All references in this Agreement to Sections are to Sections of this Agreement unless otherwise stated.

13.8 Filed Tariffs. Nothing in this Agreement shall alter the liabilities and obligations of the Parties as may be set forth in the rules and regulations tariffs for the Applicable Assets.

ARTICLE 14

GUARANTEE BY HF SINCLAIR

14.1 Payment Guaranty. HF Sinclair unconditionally, absolutely, continually and irrevocably guarantees, as principal and not as surety, to HEP Operating the punctual and complete payment in full when due of all amounts due from HFRM under this Agreement (collectively, the “HFRM Payment Obligations”). HF Sinclair agrees that HEP Operating shall be entitled to enforce directly against HF Sinclair any of the HFRM Payment Obligations.

14.2 Guaranty Absolute. HF Sinclair hereby guarantees that the HFRM Payment Obligations will be paid strictly in accordance with the terms of the Agreement. The obligations of HF Sinclair under this Agreement constitute a present and continuing guaranty of payment, and not of collection or collectability. The liability of HF Sinclair under this Agreement shall be absolute, unconditional, present, continuing and irrevocable irrespective of:

(a) any assignment or other transfer of this Agreement or any of the rights thereunder of HEP Operating;

(b) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to this Agreement;

(c) any acceptance by HEP Operating of partial payment or performance from HFRM;

(d) any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to HFRM or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding;

(e) any absence of any notice to, or knowledge of, HF Sinclair, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (a) through (d); or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor.

The obligations of HF Sinclair hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the HFRM Payment Obligations or otherwise.

14.3 Waiver. HF Sinclair hereby waives promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to any of the HFRM Payment Obligations and any requirement for HEP Operating to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against HFRM, any other entity or any collateral.

14.4 Subrogation Waiver. HF Sinclair agrees that for so long as there is a current or ongoing default or breach of this Agreement by HFRM, HF Sinclair shall not have any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from HFRM for any payments made by HF Sinclair under this Article 14, and HF Sinclair hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery it may now have or hereafter acquire against HFRM during any period of default or breach of this Agreement by HFRM until such time as there is no current or ongoing default or breach of this Agreement by HFRM.

14.5 Reinstatement. The obligations of HF Sinclair under this Article 14 shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the HFRM Payment Obligations is rescinded or must otherwise be returned to HFRM or any other entity, upon the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation or reorganization of HFRM or such other entity, or for any other reason, all as though such payment had not been made.

14.6 Continuing Guaranty. This Article 14 is a continuing guaranty and shall (i) remain in full force and effect until the first to occur of the indefeasible payment in full of all of the HFRM Payment Obligations, (ii) be binding upon HF Sinclair, its successors and assigns and (iii) inure to the benefit of and be enforceable by HEP Operating and its respective successors, transferees and assigns.

14.7 No Duty to Pursue Others. It shall not be necessary for HEP Operating (and HF Sinclair hereby waives any rights which HF Sinclair may have to require HEP Operating), in order to enforce such payment by HF Sinclair, first to (i) institute suit or exhaust its remedies against HFRM or others liable on the HFRM Payment Obligations or any other person, (ii) enforce HEP Operating’s rights against any other guarantors of the HFRM Payment Obligations, (iii) join HFRM or any others liable on the HFRM Payment Obligations in any action seeking to enforce this Article 14, (iv) exhaust any remedies available to HEP Operating against any security which shall ever have been given to secure the HFRM Payment Obligations, or (v) resort to any other means of obtaining payment of the HFRM Payment Obligations.

14.8 Termination of HollyFrontier Guarantee. HF Sinclair, the Partnership, HFRM and HEP Operating acknowledge and agree that, as of the effective time of the Previous Amended and Restated Master Throughput Agreement, all obligations of HollyFrontier pursuant to Article 14 of the Seventh Amended and Restated Master Throughput Agreement were hereby terminated, and HollyFrontier shall no longer be a party to this Agreement nor have any obligations hereunder.

ARTICLE 15

GUARANTEE BY THE PARTNERSHIP

15.1 Payment and Performance Guaranty. The Partnership unconditionally, absolutely, continually and irrevocably guarantees, as principal and not as surety, to HFRM the punctual and complete payment in full when due of all amounts due from HEP Operating under this Agreement (collectively, the “HEP Operating Payment Obligations”) and the punctual and complete performance of all other obligations of HEP Operating under this Agreement (collectively, the “HEP Operating Performance Obligations”, together with the HEP Operating Payment Obligations, the “HEP Operating Obligations”). The Partnership agrees that HFRM shall be entitled to enforce directly against the Partnership any of the HEP Operating Obligations.

15.2 Guaranty Absolute. The Partnership hereby guarantees that the HEP Operating Payment Obligations will be paid, and the HEP Operating Performance Obligations will be performed, strictly in accordance with the terms of this Agreement. The obligations of the Partnership under this Agreement constitute a present and continuing guaranty of payment and performance, and not of collection or collectability. The liability of the Partnership under this Agreement shall be absolute, unconditional, present, continuing and irrevocable irrespective of:

(a) any assignment or other transfer of this Agreement or any of the rights thereunder of HFRM;

(b) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to this Agreement;

(c) any acceptance by HFRM of partial payment or performance from HEP Operating;

(d) any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to HEP Operating or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding;

(e) any absence of any notice to, or knowledge of, the Partnership, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (a) through (d); or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor.

The obligations of the Partnership hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the HEP Operating Obligations or otherwise.

15.3 Waiver. The Partnership hereby waives promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to any of the HEP Operating Payment Obligations and any requirement for HFRM to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against HEP Operating, any other entity or any collateral.

15.4 Subrogation Waiver. The Partnership agrees that for so long as there is a current or ongoing default or breach of this Agreement by HEP Operating, the Partnership shall not have any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from HEP Operating for any payments made by the Partnership under this Article 15, and the Partnership hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery it may now have or hereafter acquire against HEP Operating during any period of default or breach of this Agreement by HEP Operating until such time as there is no current or ongoing default or breach of this Agreement by HEP Operating.

15.5 Reinstatement. The obligations of the Partnership under this Article 15 shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the HEP Operating Payment Obligations is rescinded or must otherwise be returned to HEP Operating or any other entity, upon the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation or reorganization of HEP Operating or such other entity, or for any other reason, all as though such payment had not been made.

15.6 Continuing Guaranty. This Article 15 is a continuing guaranty and shall (i) remain in full force and effect until the first to occur of the indefeasible payment and/or performance in full of all of the HEP Operating Obligations, (ii) be binding upon the Partnership and each of its respective successors and assigns and (iii) inure to the benefit of and be enforceable by HFRM and its successors, transferees and assigns.

15.7 No Duty to Pursue Others. It shall not be necessary for HFRM (and the Partnership hereby waives any rights which the Partnership may have to require HFRM), in order to enforce such payment by the Partnership, first to (i) institute suit or exhaust its remedies against HEP Operating or others liable on the HEP Operating Obligations or any other person, (ii) enforce HFRM’s rights against any other guarantors of the HEP Operating Obligations, (iii) join HEP Operating or any others liable on the HEP Operating Obligations in any action seeking to enforce this Article 15, (iv) exhaust any remedies available to HFRM against any security which shall ever have been given to secure the HEP Operating Obligations, or (v) resort to any other means of obtaining payment of the HEP Operating Obligations.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date first written above to be effective as of the Effective Time.

HEP OPERATING:

Holly Energy Partners - Operating, L.P.

By:	/s/ Michael C. Jennings
Name:	Michael C. Jennings
Title:	Chief Executive Officer and President

HFRM:

HF Sinclair Refining & Marketing LLC

By:	/s/ Timothy Go
Name:	Timothy Go
Title:	President and Chief Operating Officer

[Signature Page 1 of 2 to the Ninth Amended and Restated Master Throughput Agreement]

ACKNOWLEDGED AND AGREED
FOR PURPOSES OF Section 10.2
AND Article 14:

HF SINCLAIR CORPORATION

By:	/s/ Atanas Atanasov
Name:	Atanas Atanasov
Title:	Executive Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED
FOR PURPOSES OF Section 10.2
AND Article 15:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.,
its General Partner

By:	Holly Logistic Services, L.L.C.,
its General Partner

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page 2 of 2 to the Ninth Amended and Restated Master Throughput Agreement]

Exhibit A

to

Ninth Amended and Restated

Master Throughput Agreement

Definitions

“Actual OPEX” has the meaning set forth in Exhibit L-2.

“Affiliate” means, with to respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term “control” includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, HFRM, on the one hand, and HEP Operating, on the other hand, shall not be considered affiliates of each other.

“Agreement” has the meaning set forth in the preamble to this Agreement, as the same may be amended from time to time.

“API” means the American Petroleum Institute.

“API 653” means the Above Ground Storage Tank Inspector Program issued by the API as API Standard 653, as amended and supplemented from time to time.

“API Gravity” means the API index of specific gravity of a liquid petroleum expressed as degrees, as such index would be calculated on the date hereof.

“Applicable Asset” means each of the El Dorado Assets, Lovington Loading Rack, Malaga Pipeline System, Roadrunner Pipeline, Tulsa Assets, El Dorado Crude Tank Farm Assets, the Tulsa West Tankage, the Catoosa Lubes Terminal, the Orla Truck Terminal, the HFRM Refined Products Pipelines, the HFRM Refined Products Terminals, the Cushing Connect Pipeline, the Navajo Tanks, the Tulsa West Lube Racks, the Crude Tankage, the Sinclair Assets, the Crude Pipelines and, solely with respect to Section 2.2, Section 2.14, Article 7 and Article 10 of this Agreement, the El Dorado Connector Pipeline, individually; and “Applicable Assets” means all of the foregoing assets, collectively.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination of, any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

“Applicable Tariff” means the Base Tariff and, to the extent applicable, the Incentive Tariff.

Exhibit A-1

“Applicable Term” has the meaning set forth in Article 7.

“Artesia Bloomfield Pipeline” means the refined products pipelines described on Exhibit N-1 attached hereto, as such Exhibit may be amended or revised from time-to-time by mutual agreement of HFRM and HEP Operating.

“Artesia Delivery System” means, collectively, (a) the following pipelines: (i) the Abo to Evans Junction 6” Pipeline (1.2 miles), (ii) the Artesia to Bad Luck 12” Pipeline (13 miles), (iii) the Artesia Station to North Artesia 4” Pipeline (4 miles), (iv) the Barnsdall Jumper Pipeline to Lovington 8” Pipeline (2 miles), (v) the Barnsdall to North Artesia 4”/6” Pipeline (7 miles), (vi) the Beeson to North Artesia 6” Pipeline (11 miles) and (vii) the North Artesia to Evans Junction 8” Pipeline (6 miles) and (b) the Artesia Crude Oil Receiving, metering and handling facilities.

“Artesia Moriarty Pipeline” means the refined products pipelines described on Exhibit N-1 attached hereto, as such Exhibit may be amended or revised from time-to-time by mutual agreement of HFRM and HEP Operating.

“Assumed OPEX” means, with respect to any Applicable Asset, the amount set forth on Exhibit C with respect to such Applicable Asset.

“ASTM” means ASTM International.

“Barrel” means 42 Gallons.

“Base Tariff” means the Base Tariff applicable to the quantity of Product transported, stored or loaded in connection with an Applicable Asset as set forth on Exhibit C, as such Base Tariff may be adjusted pursuant to the terms of this Agreement.

“Beeson Pipeline” means the 37-mile 8” and 10” Crude Oil pipeline from Beeson station to Lovington, New Mexico, as expanded by the Beeson to Lovington System Expansion pursuant to the Crude Agreement.

“Boise Summer Grade Storage Tanks” has the meaning set forth in Exhibit R-4.

“bpd” means Barrels per day.

“Business Day” means any day other than Saturday, Sunday or other day upon which commercial banks in Dallas, Texas are authorized by law to close.

“Casper Refinery” means the refinery owned by HF Sinclair Casper Refining LLC (f/k/a Sinclair Casper Refining Company LLC) and located in Casper, Wyoming.

“Casper Terminal” means the crude oil terminal facility owned by Sinclair Transportation Company LLC and located in Casper, Wyoming.

“Catoosa Lubes Terminal” means that certain water port terminal and related facilities located in Rogers County, Oklahoma, near the Port of Catoosa, Oklahoma, and more fully described in that certain Amended and Restated Lease Agreement, dated August 1, 2007, between the City of Tulsa-Rogers County Port Authority (the “Port Authority”) and Petro Source Terminals, LLC, as amended by that certain First Amendment of Amended and Restated Lease Agreement, dated August 1, 2017, between the Port Authority and NGL Crude Terminals, LLC, as modified by that certain Lease Assignment and Assumption Agreement, dated June 1, 2018, between the Port Authority, NGL Crude Terminals, LLC and HEP Oklahoma LLC.

Exhibit A-2

“Centurion Pipeline” means that certain 10” pipeline system operated by Centurion Pipeline L.P. and originating from Centurion’s Artesia Station located within Township 18S and Range 27E, approximately 1 mile south of HEP Operating’s Abo Station.

“Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.

“Closing Date” has the meaning for each Applicable Asset set forth in the Omnibus Agreement.

“Construction Projects” has the meaning set forth in Article 2.

“Contract Quarter” means a three-month period that commences on January 1, April 1, July 1 or October 1 and ends on March 31, June 30, September 30, or December 31, respectively.

“Control” (including with correlative meaning, the term “controlled by”) means, as used with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Crude Agreement” means the Third Amended and Restated Crude Pipelines and Tankage Agreement, dated as of March 12, 2015, by and among HFRM, HEP Operating and certain other Affiliates of HFRM and HEP Operating, as may be further amended, modified or supplemented from time to time.

“Crude Oil” means the direct liquid product of oil wells, oil processing plants, the indirect liquid petroleum products of oil or gas wells, oil sands or a mixture of such products, but does not include natural gas liquids, Refined Products, naphtha, gas oil, LEF (lube extraction feedstocks) or any other refined products.

“Crude Oil Gathering Lease Connection Pipelines” means, collectively, (a) the Abo Station Lease Connection Pipelines, (b) the Artesia Station Lease Connection Pipelines, (c) the Barnsdall Station Lease Connection Pipelines, (d) the Baumgart Station Lease Connection Pipelines, (e) the Beeson Station Lease Connection Pipelines, (f) Burton Flats Lease Connection Pipelines, (g) the Chevron LACTs at Lovington Station 126 Lease Connection Pipelines, (h) the Devon Lease Connection Pipelines, (i) the Eagle Lease Connection Pipelines, (j) the Maljamar Park Lease Connection Pipelines, (k) the Monument Sweet Lease Connection Pipelines, (l) the North Monument Lease Connection Pipelines, (m) the Riley Station Lease Connection Pipelines, (n) the Russell Station Lease Connection Pipelines, (o) the South Monument Lease Connection Pipelines and (p) the Wood Station (Seminole Gathering) Lease Connection Pipelines.

“Crude Oil Gathering Pipelines” means, collectively, (a) the Abo Station to BP Sweet System 4” Pipeline (1.2 miles), (b) the Artesia Station to Abo Trunk Line 6” Pipeline (6.5 miles), (c) the Baumgart Station to Riley Station 6” Pipeline (7 miles), (d) the Crude Oil Gathering Lease Connection Pipelines, (e) the Maljamar Park to Beeson Station 4” Pipeline (14 miles), (f) the Riley Station to Russell Station 6” Pipeline (5 miles) and (g) the Wood Station to Russell Station 6” Pipeline (13.5 miles).

Exhibit A-3

“Crude Oil Trunk Pipelines” means, collectively, (a) the Artesia Delivery System, (b) the Beeson Pipeline and (c) the Lovington Delivery System.

“Crude Pipelines” means, collectively, (a) the Crude Oil Trunk Pipelines, (b) the Crude Oil Gathering Pipelines, and (c) the Woods Cross Pipelines.

“Crude Tankage” means the tankage described on Exhibit P.

“Cushing Connect Capacity Use Agreement” has the meaning set forth in Exhibit O-1.

“Cushing Connect Commencement Date” means September 29, 2021.

“Cushing Connect Pipeline” means that certain approximately 50 mile, 16” pipeline to be constructed by Cushing Connect Pipeline Holdings LLC, a subsidiary of Cushing Connect, to transport Crude Oil from the Cushing Terminal to the Tulsa East Refinery and Tulsa West Refinery.

“Cushing Terminal” means the Crude Oil storage, blending and terminalling facility terminal located in Cushing, Oklahoma and owned and operated by Plains Marketing, L.P., a Texas limited partnership.

“Cushing Tulsa Interconnection System” means those modifications to certain pipeline and tank connectivity within the Tulsa East Refinery and Tulsa West Refinery to accommodate and connect the Cushing Connect Pipeline, which shall be constructed by HEP Operating as specified in Exhibit O-1 and Exhibit O-2.

“Deficiency Notice” has the meaning set forth in Section 10.1.

“Deficiency Payment” has the meaning set forth in Section 10.1.

“Denver Summer Grade Storage Tanks” has the meaning set forth in Exhibit R-4.

“Devon” means Devon Energy Production Company, L.P., and its Affiliates.

“Devon Lease Connections” has the meaning set forth in Exhibit G-2.

“DRA” has the meaning set forth in Section 2.6.

“Effective Time” means 12:01 a.m., Dallas, Texas time, on February 1, 2023 provided, that, with respect to the Crude Pipelines only, the “Effective Time” shall mean March 1, 2023.

“El Dorado Assets” means the El Dorado Loading Rack and the El Dorado Tankage.

“El Dorado Connector Pipeline” means that certain crude oil pipeline connecting the El Dorado Crude Tankage to the Pony Express Pipeline, which pipeline is owned by a Person that is not an Affiliate of either HFRM or HEP Operating.

“El Dorado Crude Tank Farm Assets” means the El Dorado Delivery Lines and the El Dorado Crude Tankage.

“El Dorado Crude Tank Farm Consideration Period” has the meaning set forth in Exhibit K.

“El Dorado Crude Tank Farm Quality Specifications” has the meaning set forth in Exhibit K.

Exhibit A-4

“El Dorado Crude Tankage” means the tankage identified on Exhibit K-1.

“El Dorado Delivery Lines” has the meaning set forth in Exhibit K.

“El Dorado Loading Rack” means the Refined Products truck loading rack and the propane loading rack located at the El Dorado Refinery and more specifically described on Exhibit H-1.

“El Dorado Minimum Working Capacity” has the meaning set forth in Exhibit K.

“El Dorado Quality Specifications” means those specifications set forth in Exhibit K-2.

“El Dorado Refinery” means the refinery owned by HF Sinclair El Dorado Refining LLC (f/k/a HollyFrontier El Dorado Refining LLC) and located in El Dorado, Kansas.

“El Dorado Tankage” means the tanks set forth on Exhibit H-2.

“El Dorado Terminal” means the tank farm owned by HEP Operating and located in El Dorado, Kansas.

“Environmental Law” has the meaning set forth in the Omnibus Agreement.

“Excess Tariff Threshold” has the meaning set forth in Exhibit C.

“FERC Oil Pipeline Index” has the meaning set forth in Exhibit C.

“Final Construction Cost” means the final aggregate construction cost of a New Tank, as contemplated by Exhibit H and Exhibit J.

“Force Majeure” has the meaning set forth in the Omnibus Agreement.

“Force Majeure Notice” has the meaning set forth in the Omnibus Agreement.

“Gallon” means a United States gallon of two hundred thirty-one (231) cubic inches of liquid at sixty degrees (60°) Fahrenheit, and at the equivalent vapor pressure of the liquid.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“Guernsey Terminal” means the crude oil terminal facility owned by Sinclair Transportation Company LLC and located in Guernsey, Wyoming.

“Heavy Products” means fuel oil, asphalt, coker feed, vacuum tower bottoms, atmospheric tower bottoms, pitch or roofing flux.

“HEP Operating” has the meaning set forth in the Preamble.

“HEP Operating Payment Obligations” has the meaning set forth in Section 15.1.

“HEP Tulsa” means HEP Tulsa LLC.

Exhibit A-5

“HF Sinclair” means HF Sinclair Corporation, a Delaware corporation.

“HFRM” has the meaning set forth in the Preamble.

“HFRM Payment Obligations” has the meaning set forth in Section 14.1.

“HFRM Refined Products Pipelines” means, collectively, (a) the South System, (b) the Artesia Moriarty Pipeline and (c) the Artesia Bloomfield Pipeline, each of which is owned by HEP Operating and its Affiliates.

“HFRM Refined Products Terminals” means the terminals owned by HEP Operating and its Affiliates and described on Exhibit N-2 attached hereto, as such Exhibit may be amended or revised from time-to-time by mutual agreement of HFRM and HEP Operating.

“High-API Oil Surcharge” has the meaning set forth in Section 2.4.

“HollyFrontier” means HollyFrontier Corporation, a Delaware corporation.

“HollyFrontier Navajo” means HF Sinclair Navajo Refining LLC (f/k/a HollyFrontier Navajo Refining LLC).

“HollyFrontier Tulsa” means HF Sinclair Tulsa Refining LLC (f/k/a HollyFrontier Tulsa Refining LLC).

“Incentive Tariff” means the Incentive Tariff applicable to the quantity of Product transported, stored or loaded in connection with an Applicable Asset as set forth on Exhibit C, as such Incentive Tariff may be adjusted pursuant to the terms of this Agreement.

“Intermediate Products” means non-finished intermediate products, including high sulfur diesel fuel for DHT feed, jet fuel, naphtha for reformer feed, gas oil or LEF for FCC feed, reformate, light straight run, hydrogen, fuel gas and sour fuel gas.

“Jayhawk” means Jayhawk Pipeline, L.L.C. (or its successors to the Jayhawk Tankage).

“Jayhawk Lease” means the lease between HEP-Operating and Jayhawk for the Jayhawk Tankage in existence as of the commencement of the Applicable Term.

“Jayhawk Tankage” means the tankage identified in Exhibit K-1.

“Kaneb Pipeline” has the meaning set forth in Exhibit R-1.

“Lovington Delivery System” means, collectively, (a) the Crouch to Lovington 6”/8” Pipeline (11 miles), (b) the Gaines to Hobbs 6” Pipeline (6 miles), (c) the Hobbs to Lovington 8” Pipeline (20 miles), (d) the Russell to Hobbs 6” Pipeline (20 miles) and (e) the Russell to Lovington 12” Pipeline (23 miles).

“Lovington Loading Rack” means that certain asphalt loading rack located at the Navajo Refinery.

“LPG Products” means propane, refinery grade propylene, normal butane and isobutane.

“Malaga Capacity Estimate” has the meaning set forth in Exhibit G.

Exhibit A-6

“Malaga Commencement Date” means the date on which, in the reasonable opinion of HEP Operating, the Malaga Pipeline System is available for service and operating as expected in delivering Crude Oil, which date has been specified in written notice from HEP Operating to HFRM at least 60 days prior to the Malaga Commencement Date; provided, however, that if the Malaga Pipeline System is, in the discretion of HEP Operating, substantially complete, then the parties may agree in writing to a commencement date prior to the Malaga Pipeline System being fully completed.

“Malaga Construction Projects” has the meaning set forth in Exhibit G.

“Malaga Exercise Notice” has the meaning set forth in Exhibit G.

“Malaga Initial Period” means the period beginning on the Malaga Commencement Date through and including final day of the 20th full Contract Quarter following the Malaga Commencement Date.

“Malaga Pipeline System” means the pipeline systems (a) extending from the (i) Whites City Road Station to the HEP Operating Artesia Station, from (ii) Devon Parkway field to the Millman Station and the HEP Operating Artesia Station, (iii) HEP Operating Artesia Station to the Beeson Station, (iv) the Beeson Station to the Anderson Ranch Pipeline, (v) Devon Hackberry field to the Beeson Station, and (vi) Beeson Station to the Plains Pipeline, including in each case all related lease connection pipelines, storage facilities, crude oil gathering tanks, and truck off-loading facilities, and (b) with the volume capacities described on Exhibit G-1 (Construction Projects) and described on Exhibit G-2 (Devon Lease Connections).

“MAPL Lease” means that certain Pipeline Lease Agreement, dated March 11, 1996, as amended by the Corrected Amendment to Pipeline Lease Agreement, effective as of October 11, 2005, by and between Mid-America Pipeline Company, LLC and HEP Pipeline, L.L.C., as may be further amended, modified or supplemented from time to time.

“Master Lease and Access Agreement” means that certain Seventh Amended and Restated Master Lease and Access Agreement effective as of March 14, 2022 among certain of the Affiliates of HEP Operating and the owners of the Refineries, as the same may be amended from time to time.

“Minimum Capacity Commitment” has the meaning set forth in Section 2.2(a).

“Minimum Revenue Commitment” has the meaning set forth in Section 2.2(a).

“Minimum Throughput Commitment” means the quantity of Product to be transported, stored or loaded in connection with an Applicable Asset, as set forth on Exhibit C, as such amount may be adjusted pursuant to the terms of this Agreement.

“MSCFD” means thousands of standard cubic feet per day.

“MVP Pipeline” has the meaning set forth in Exhibit K.

“Navajo Refinery” means the refinery owned by HollyFrontier Navajo and located in Artesia, New Mexico and operated in conjunction with facilities located in Lovington, New Mexico.

“Navajo Tank Commencement Date” means June 1, 2021.

“Navajo Tanks” means the four new petroleum products storage tanks to be constructed by HEP Operating at the Navajo Refinery as described on Exhibit I.

Exhibit A-7

“New Tank” means the new petroleum products storage tankage to be added to the Applicable Assets as identified on Exhibits H and J.

“New Tank Commencement Date” means, with respect to each New Tank, the first day of the calendar month after the date on which, in the reasonable opinion of HEP Operating, such New Tank is mechanically complete, available for service and operating as expected in storing the Product for which such New Tank was designed, which date has been specified in written notice from HEP Operating to HFRM at least 30 days prior to such date.

“Omnibus Agreement” means the Twenty-Second Amended and Restated Omnibus Agreement effective as of March 14, 2022, as the same may be amended from time to time.

“OPEX Reimbursement Amount” has the meaning set forth in Exhibit L-2.

“Original Master Throughput Agreement” has the meaning set forth in the Recitals.

“Orla Commencement Date” means the date on which, in the reasonable opinion of HEP Operating, the Orla Truck Terminal is available for service and operating as expected in delivering refined product, which date has been specified in written notice from HEP Operating to HFRM at least 60 days prior to the Orla Commencement Date; provided, however, that if the Orla Truck Terminal is, in the discretion of HEP Operating, substantially complete, then the parties may agree in writing to a commencement date prior to the Orla Truck Terminal being fully completed.

“Orla Truck Terminal” means a truck terminal in Orla, Texas to be constructed by HEP Fin-Tex/Trust-River, L.P., consisting primarily of a truck rack with three loading bays and a tank with shell capacity of approximately 50,000 barrels, which will be connected to the Artesia-Orla Pipeline, as further described in Exhibit M.

“Osage Pipeline” has the meaning set forth in Exhibit K.

“Parco Product Tanks” has the meaning set forth in Exhibit R-4.

“Parco Refinery” means the refinery owned by HF Sinclair Parco Refining LLC (f/k/a Sinclair Wyoming Refining Company LLC) and located in Sinclair, Wyoming.

“Parties” has the meaning set forth in the Preamble.

“Partnership” means Holly Energy Partners, L.P., a Delaware limited partnership.

“Party” has the meaning set forth in the Preamble.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Pipelines” means the Malaga Pipeline System, Roadrunner Pipeline, the Tulsa Pipelines, the Tulsa Interconnecting Pipelines, the HFRM Refined Products Pipelines, the Cushing Connect Pipeline, the El Dorado Delivery Lines, the Sinclair Pipelines, the Crude Oil Trunk Pipelines, the Crude Oil Gathering Pipelines, the Woods Cross Pipelines and any other pipeline included in the Applicable Assets.

Exhibit A-8

“Plains Pipeline” means that certain 16” diameter pipeline operated by Plains All American Pipeline, L. P. and located in Lea County, New Mexico and which crosses the HEP Anderson Ranch gathering system in Township 18 South, Range 32 East.

“Pony Express Pipeline” has the meaning set forth in Exhibit K.

“Previous Amended and Restated Master Throughput Agreement” has the meaning set forth in the Recitals.

“Prime Rate” means the prime rate per annum announced by Union Bank, N.A., or if Union Bank, N.A. no longer announces a prime rate for any reason, the prime rate per annum announced by the largest U.S. bank measured by deposits from time to time as its base rate on corporate loans, automatically fluctuating upward or downward with each announcement of such prime rate.

“Prior Agreements” means those agreements set forth in Recitals A through F. For the avoidance of doubt, “Prior Agreements” do not include the following agreements (as amended, modified or supplemented and in effect from time to time): (a) Amended and Restated Intermediate Pipelines Agreement dated June 1, 2009, (b) the Prior Tulsa Throughput Agreement (which was incorporated into the Seventh Amended and Restated Master Throughput Agreement dated effective January 1, 2021), (c) Second Amended and Restated Refined Product Pipelines and Terminals Agreement dated effective February 22, 2016 (which was incorporated into the Fifth Amended and Restated Master Throughput Agreement dated effective July 1, 2019), (d) Second Amended and Restated Throughput Agreement effective June 1, 2013 (which was terminated effective as of June 4, 2018), (e) the Crude Agreement (which was incorporated into the Seventh Amended and Restated Master Throughput Agreement dated effective January 1, 2021 and this Agreement) and (f) Amended and Restated Unloading and Blending Services Agreement (Artesia) dated January 18, 2017.

“Prior Tulsa Throughput Agreement” means the Tulsa Equipment and Throughput Agreement, dated August 1, 2009, between HollyFrontier Tulsa and HEP Tulsa.

“Products” has the meaning set forth in Exhibit C.

“Qualified Third-Party Throughput” has the meaning set forth in Exhibit C.

“Refined Products” means gasoline, kerosene, ethanol, diesel fuel, jet fuel, heating oil, distillates, transmix, liquefied petroleum gas, natural gas liquids and blend stocks.

“Refineries” means the Navajo Refinery; the El Dorado Refinery; the Tulsa East Refinery, the Tulsa West Refinery, the Casper Refinery and the Parco Refinery.

“Roadrunner Pipeline” means that certain 16” crude oil pipeline extending approximately 65 miles from the Slaughter station to Lovington, New Mexico.

“Rose Rock Pipeline” has the meaning set forth in Exhibit K.

“Saddle Butte” means Saddle Butte Powder Flats Midstream, LLC, a Delaware limited liability company.

“Saddle Butte Barrels” has the meaning set forth in Exhibit C.

Exhibit A-9

“Saddle Butte Capacity Lease” means that certain Amended and Restated Pipeline Capacity and Operating Agreement, dated as of February 1, 2023, by and between Saddle Butte and STC, as amended from time to time.

“Seventh Amended and Restated Master Throughput Agreement” means that certain Seventh Amended and Restated Master Throughput effective as of January 1, 2021 by and between HFRM and HEP Operating.

“Sinclair Assets” means, collectively, (a) the Sinclair Pipelines, (b) the Sinclair Refined Products Terminals, (c) the Sinclair Crude Storage Tanks, (d) the Sinclair Crude Offloading Racks and (e) the Sinclair Refined Product Storage Tanks.

“Sinclair Bairoil Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Beaver Creek Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Chase Connection Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Crude Offloading Racks” means those certain truck offloading racks, located at each of the at Casper Refinery, Parco Refinery and Guernsey Terminal.

“Sinclair Crude Oil Pipelines” means, collectively, (a) the Sinclair Pathfinder and 10” Pipeline, (b) the Sinclair Pathfinder Pumpover Pipeline, (c) the Sinclair Guernsey to Casper Pipeline, (d) the Sinclair Bairoil Pipeline, (e) the Sinclair Beaver Creek Pipeline and (f) the Sinclair Sand Draw Pipeline.

“Sinclair Crude Storage Tanks” means the crude storage tanks located at the Casper Terminal and Guernsey Terminal.

“Sinclair Guernsey to Casper Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Medicine Bow Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Montrose Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Olathe Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Pathfinder and 10” Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Pathfinder Pumpover Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Pipelines” means, collectively, the Sinclair Crude Oil Pipelines and Sinclair Refined Products Pipelines.

“Sinclair Refined Product Storage Tanks” means, collectively, (a) the Boise Summer Grade Storage Tanks, (b) the Denver Summer Grade Storage Tanks and (c) the Parco Product Tanks.

“Sinclair Refined Products Pipelines” means, collectively, (a) the Sinclair Medicine Bow Pipeline, (b) the Sinclair Olathe Pipeline, (c) the Sinclair Montrose Pipeline, (d) the Sinclair Chase Connection Pipeline, (e) the Kaneb Pipeline and (f) the Sinclair Salvation Pipeline.

Exhibit A-10

“Sinclair Refined Products Terminals” means the terminals described on Exhibit R-2 attached hereto, as such Exhibit may be amended or revised from time-to-time by mutual agreement of HFRM and HEP Operating.

“Sinclair Salvation Pipeline” has the meaning set forth in Exhibit R-1.

“Sinclair Sand Draw Pipeline” has the meaning set forth in Exhibit R-1.

“South System” means the refined products pipelines described on Exhibit N-1 attached hereto, as such Exhibit may be amended or revised from time-to-time by mutual agreement of HFRM and HEP Operating.

“STC” means Sinclair Transportation Company LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership.

“Subsequent Year” has the meaning set forth in Exhibit G.

“Subsidiary” means with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interest having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

“Successor Term” has the meaning set forth in Exhibit O-1.

“SUS” means Saybolt Universal Seconds as specified by ASTM Standard D2161-10, as amended, supplemented or replaced from time to time.

“Tulsa Assets” means the Tulsa Group 1 Tankage, Tulsa Group 1 Loading Rack, Tulsa Group 1 Pipeline, Tulsa Group 2 Tankage, Tulsa Group 2 Loading Rack and the Tulsa Interconnecting Pipelines.

“Tulsa East Refinery” means the refinery owned by HollyFrontier Tulsa and located at 905 West 25th Street, Tulsa, Oklahoma 74107.

“Tulsa Group 1 Loading Rack” means the gas oil, asphalt and propane truck loading racks located at the Tulsa West Refinery and more specifically described in Exhibit J-1 attached hereto.

“Tulsa Group 1 Pipeline” means those two (2) product delivery lines extending from the Group 1 Tankage to interconnection points with the Magellan pipeline as more specifically described in Exhibit J-2 attached hereto.

“Tulsa Group 1 Purchase Agreement” means that certain Asset Sale and Purchase Agreement dated as of October 1, 2009 by and among HollyFrontier Tulsa, HEP Tulsa LLC and Holly Energy Storage – Tulsa.

“Tulsa Group 1 Tankage” means the tankage identified in Exhibit J-3 attached hereto.

“Tulsa Group 2 Loading Rack” means the rail loading rack located at the Tulsa West Refinery and more specifically described in Exhibit J-4.

Exhibit A-11

“Tulsa Group 2 Purchase Agreement” means that certain LLC Interest Purchase Agreement dated as of March 31, 2010 by and between HEP Tulsa LLC, Lea Refining Company, and HollyFrontier Tulsa.

“Tulsa Group 2 Tankage” means the tankage identified in Exhibit J-5.

“Tulsa Interconnecting Pipelines” means the following pipelines between the Tulsa East Refinery and the Tulsa West Refinery: 1) the 12 inch raw gas oil/diesel line (the “Distillate Interconnecting Pipeline”), 2) the 12 inch naphtha/gasoline component line (the “Gasoline Interconnecting Pipeline”), 3) the 12 inch refinery fuel gas line (the “Refinery Fuel Gas Interconnecting Pipeline”), 4) the 8 inch hydrogen line (the “Hydrogen Interconnecting Pipeline”), and 5) the 10 inch refinery sour fuel gas line (the “Refinery Sour Fuel Gas Interconnecting Pipeline”) including delivery facilities from the Tulsa West Refinery and receipt facilities at the Tulsa East Refinery for the Distillate and Gasoline Interconnecting Pipelines, but not for the Refinery Fuel Gas, Hydrogen, and Refinery Sour Fuel Gas Interconnecting Pipelines.

“Tulsa Purchase Agreements” means the Tulsa Group 1 Purchase Agreement and the Tulsa Group 2 Purchase Agreement.

“Tulsa West Lube Racks” means the assets described on Exhibit Q-1 attached hereto.

“Tulsa West Refinery” means the refinery owned by HollyFrontier Tulsa located at 1700 S. Union, Tulsa, Oklahoma 74107.

“Tulsa West Tankage” means the tankage identified in Exhibit L-1.

“Waiver” has the meaning set forth in Exhibit C.

“Woods Cross Crude Oil Pipeline” means the 4 mile 12” pipeline from Chevron to the Woods Cross Refinery.

“Woods Cross Pipelines” means, collectively, (a) the Woods Cross Crude Oil Pipeline, (b) the Woods Cross Product Pipeline (Woods Cross-Chevron) and (c) the Woods Cross Product Pipeline (Woods Cross-Pioneer).

“Woods Cross Product Pipeline (Woods Cross-Chevron)” means the 4 mile 8” pipeline from the Woods Cross Refinery to Chevron.

“Woods Cross Product Pipeline (Woods Cross-Pioneer)” means the 2 mile 10” pipeline from the Woods Cross Refinery to Pioneer Pipeline.

“Woods Cross Refinery” means the refinery owned and operated by HF Sinclair Woods Cross Refining LLC (f/k/a HollyFrontier Woods Cross Refining LLC) located at 1070 W. 500 South, West Bountiful, Utah.

“Working Capacity” has the meaning set forth in Exhibit K.

Exhibit A-12

Exhibit B

to

Ninth Amended and Restated

Master Throughput Agreement

Interpretation

As used in this Agreement, unless a clear contrary intention appears:

(a) any reference to the singular includes the plural and vice versa, any reference to natural persons includes legal persons and vice versa, and any reference to a gender includes the other gender;

(b) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) any reference to Articles, Sections and Exhibits are, unless otherwise stated, references to Articles, Sections and Exhibits of or to this Agreement and references in any Section or definition to any clause means such clause of such Section or definition. The headings in this Agreement have been inserted for convenience only and shall not be taken into account in its interpretation;

(d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended, modified or supplemented and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement;

(e) the Exhibits hereto form an integral part of this Agreement and are equally binding therewith. Any reference to “this Agreement” shall include such Exhibits;

(f) references to a Person shall include any permitted assignee or successor to such Party in accordance with this Agreement and reference to a Person in a particular capacity excludes such Person in any other capacity;

(g) if any period is referred to in this Agreement by way of reference to a number of days, the days shall be calculated exclusively of the first and inclusively of the last day unless the last day falls on a day that is not a Business Day in which case the last day shall be the next succeeding Business Day;

(h) the use of “or” is not intended to be exclusive unless explicitly indicated otherwise;

(i) references to “$” or to “dollars” shall mean the lawful currency of the United States of America; and

(j) the words “includes,” “including,” or any derivation thereof shall mean “including without limitation” or “including, but not limited to.”

Exhibit B-1

Exhibit C

to

Ninth Amended and Restated

Master Throughput Agreement

Applicable Assets, Product, Minimum Capacity Commitment, Tariffs, Tariff Adjustments and Applicable Terms*

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
Malaga Pipeline System	Pipelines		40,000 bpd[1]	40,000 bpd	$0.6456/bbl	40,000 bpd	$0.3796/bbl	—	FERC Adjustment	—	July 1, 2015	—	12:01 a.m. on June 1, 2013 to Sept. 1, 2024 (the “Malaga Commencement Date”)

*	Tariffs listed on this Exhibit are as of February 1, 2023, except for the tariffs related to the Crude Pipelines and Crude Tankage, which are effective March 1, 2023.
[1]	As may be adjusted pursuant to Exhibit G.

Exhibit C-1

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
El Dorado Assets	Pipelines	Refined Products LPG Products, Intermediate Products Heavy Products	120,000 bpd of aggregate delivery capacity from the Tankage	120,000 bpd of Intermediate and Refined Product	$0.1790/bbl	125,000 bpd of Intermediate and Refined Product	$0.0110/bbl	—	PPI Adjustment	3% in any calendar year (applicable to each individual tariff)	July 1, 2012	—	12:01 a.m. on Nov. 1, 2011 to 12:01 a.m. on Oct. 31, 2026; provided that with respect to the New Tank at the El Dorado Refinery, the Applicable Term shall be from 12:01 a.m. on the New Tank Commencement Date for such New Tank to the date occurring fifteen (15) years thereafter.

	Tankage		140,000 bpd of aggregate capacity in the Tankage	140,000 bpd of Products	$0.5269/bbl[2],[3]	154,000 bpd of Products	$0.2387/bbl	—

	Loading Rack		20,000 bpd	20,000 bpd	$0.2983/bbl	—	—	—

Tulsa East Assets	Tulsa Pipelines	Refined Products	60,000 bpd	60,000 bpd	$0.1228/bbl		—	—	PPI Adjustment	3% in any calendar year (applicable to each individual tariff)	July 1, 2011	—	11:59 p.m. on Mar. 31, 2010 to 12:01 a.m. on Dec. 1, 2024

[2]	From and after the New Tank Commencement Date established pursuant to Exhibit H, if any, the Tankage Base Tariff shall be increased by an amount per barrel equal to:

                         Final Construction Cost

0.9 x 8.1928 x Minimum Tankage Throughput x 365

For example, if the Final Construction Costs = $1,500,000, the per barrel increase in the Tankage Base Tariff would be calculated as follows: $1,500,000/(0.9 x 8.1928 x 140,000 x 365) = $0.0040.

[3]

Reflects reduction in throughput fee effective January 1, 2015 as a result of the secondment arrangement at the El Dorado refinery. Also reflects reduction in throughput fee effective January 1, 2017 as a result of the sale of tanks 243 and 244 from El Dorado Logistics LLC to HF Sinclair El Dorado Refining LLC (f/k/a HollyFrontier El Dorado Refining LLC).

Exhibit C-2

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
	Tulsa Group 1 Tankage	Various	1,362,550 bbls	80,000 bpd	$0.4361/bbl	Each throughput barrel over the Minimum Throughput Commitment but less than or equal to the Excess Tariff Threshold	$0.1228/bbl	$0.2704/bbl (over 120,000 bpd of Refined Products, in the aggregate on average for each Contract Quarter)

	Tulsa Group 1 Loading Rack	Various	26,000 bpd	26,000 bpd	$0.3686/bbl	—	—	—

	Tulsa Group 2 Tankage	Various	2,122,644 bbl	90,000 bpd	$0.5071/bbl	Each throughput barrel over the Minimum Throughput Commitment but less than or equal to the Excess Tariff Threshold	$0.1228/bbl	$0.2704/bbl (over 120,000 bpd of Refined Products, in the aggregate on average for each Contract Quarter)

	Tulsa Group 2 Loading Rack		1,800 bpd	1,800 bpd	$0.4301/bbl	—	—	—

Exhibit C-3

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
	Tulsa Interconnect-ing Pipelines[4]		Distillate Interconnect-ing Pipeline – 45,000 bpd (maximum)	45,000 bpd	$0.2497/bbl (to 45,000 bpd in the aggregate, on average for each Contract Quarter)	Over 45,000 bpd and less than or equal to 65,000 bpd	$0.0834/bbl	$0.0595/bbl (over 65,000 bpd of Refined Products, in the aggregate on average for each Contract Quarter)

			Gasoline Interconnect-ing Pipeline – 45,000 bpd (maximum)	45,000 bpd of Intermediate Products shipped between the Tulsa East Refinery and the Tulsa West Refinery via the Interconnecting Pipelines (excluding the Distillate Interconnecting Pipeline and the Tulsa Pipelines)

			Hydrogen Interconnect-ing Pipeline –10,000 MSCFD of hydrogen (maximum)	64,000 MSCFD	$0.0763/ MSCF/day	—	—	—

[4]

The Minimum Interconnecting Pipeline Revenue Commitment shall be an amount of revenue to HEP Operating for each Contract Quarter determined by adding: 1) the Minimum Interconnecting Pipeline Liquid Throughput multiplied by the Interconnecting Pipeline Liquid Tariff, and 2) the Minimum Interconnecting Pipeline Gas Throughput multiplied by the Interconnecting Pipeline Gas Tariff.

Exhibit C-4

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
Refinery Fuel Gas Interconnect-ing Pipeline – 32,000 MSCFD of refinery fuel gas (maximum)
Refinery Sour Fuel Gas Interconnecting Pipeline – 22,000 MSCFD of refinery sour fuel gas (maximum)
Lovington Assets	Lovington Loading Rack	Asphalt and any other petroleum or petroleum based or derived products	4,000 bpd	4,000 bpd	$0.4301/bbl		—	—	PPI Adjustment	3% in any calendar year	July 1, 2011	—	11:59 p.m. on Mar. 31, 2010 to 12:01 a.m. on Mar. 31, 2025

Exhibit C-5

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)
Roadrunner Assets	Pipelines	Crude Oil	40,000 bpd	40,000 bpd[5]	$0.8139/bbl	Each throughput barrel over the Minimum Throughput Commitment	$0.4262/bbl[6]	—	PPI Adjustment	3% plus 1⁄2 of the PPI increase in excess of 3% for such calendar year.	July 1, 2011	—	12:01 a.m. on Dec. 1, 2009 to 12:01 a.m. on Dec. 1, 2024

El Dorado Crude Tankage	Tankage	Crude Oil; Intermediate Products	140,000 bpd	140,000 bpd	$0.1168/bbl	Each throughput barrel over the Minimum Throughput Commitment	$0.0112/bbl	—	PPI Adjustment	Subject to 1% minimum / 3% cap[7]	July 1, 2016	—	12:01 a.m. on March 6, 2015 to 12:01 a.m. on March 6, 2025

El Dorado Connector Pipeline[8]	Pipelines	Crude Oil; Intermediate Products	—	—	$0.0865/bbl	—	—	—	PPI Adjustment	Subject to 1% minimum / 3% cap[9]	July 1, 2019	—	12:01 a.m. on January 1, 2018 to 12:01 a.m. on March 6, 2025.

[5]

In the event that any third party transports Crude Oil on the Roadrunner Pipeline for ultimate delivery to HF Sinclair or any of its Subsidiaries and such third party pays throughput fees equal to or greater than the then-current base tariff for each such barrel of Crude Oil transported on the Roadrunner Pipeline for ultimate delivery to HF Sinclair or any of its Subsidiaries (“Qualified Third-Party Throughput”), then revenues paid to HEP Operating by such third party for such Qualified Third-Party Throughput shall be credited towards the Minimum Revenue Commitment hereunder for the Roadrunner Pipeline.

[6]

If the average throughput for any Contract Quarter (including Qualified Third-Party Throughput) exceeds the Minimum Pipeline Throughput attributable to such Contract Quarter, then for each throughput barrel in excess of the Minimum Pipeline Throughput, HFRM shall pay HEP Operating throughput fees in the amount of the Pipeline Incentive Tariff.

[7]

For the avoidance of doubt, if the change in PPI in any year is less than one percent (1%) it will be rounded up to one percent (1%) and if the change in PPI in any year is greater than three percent (3%) it will be rounded down to three percent (3%).

[8]	See the definition of “Applicable Asset” in this Agreement.

Exhibit C-6

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)

Tulsa West Tankage	Tankage	Crude/Lef	396,000 bpd	80,000 bpd	$0.2412/bbl	—	—	—	PPI Adjustment	Subject to 1% minimum / 3% cap[9]	July 1, 2017	$2,751,331	12:01 a.m. on March 31, 2016 to 12:01 a.m. on March 31, 2026

Catoosa Lubes Terminal	Tankage	Various	5,754,000 gallons/month	444,500 gallons/month	$0.2598/gallon	—	—	—	PPI Adjustment	Subject to 1% minimum / 3% cap[9]	July 1, 2019	—	12:01 a.m. on June 1, 2018 to 12:01 a.m. on May 31, 2028

Orla Truck Terminal	Tankage and Truck Rack	Refined Product	20,000 bpd	10,000 bpd	$0.6136/bbl	Each throughput barrel over the Minimum Throughput Commitment	$0.3091/bbl	—	PPI Adjustment	Subject to 1% minimum / 3% cap[9]	July 1, 2019	—	12:01 a.m. on the Orla Commencement Date to the date occurring ten (10) years thereafter.

HFRM Refined Products Pipelines	South System	Refined Product	58,000 bpd	58,000 bpd	$2.1803/bbl	50,000 bpd	$1.4056/bbl	—	PPI Adjustment	—	July 1, 2020	—	12:01 a.m. on July 1, 2019 to 12:01 a.m. on July 1, 2029

	Artesia Moriarty	Refined Product	10,000 bpd	10,000 bpd	$2.1803/bbl	17,000 bpd	$1.4056/bbl	—	PPI Adjustment	—	July 1, 2020	—	12:01 a.m. on July 1, 2019 to 12:01 a.m. on July 1, 2029

	Artesia Bloomfield	Refined Product	3,000 bpd	3,000 bpd	$2.2573/bbl	—	—	—	PPI Adjustment	—	July 1, 2020	—	12:01 a.m. on July 1, 2019 to 12:01 a.m. on July 1, 2029

Exhibit C-7

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)

Cushing Connect Pipeline	Pipeline	Crude Oil	100,000 bpd	100,000 bpd	$0.3672/bbl	Each throughput barrel over the Minimum Throughput Commitment	$0.0816/bbl	—	PPI Adjustment	Subject to 0% minimum / 2% cap[9]	July 1, 2021	—	12:01 a.m. on the Cushing Connect Commencement Date to 12:01 am on March 31, 2036, subject to automatic renewal provisions set forth on Exhibit O-1.

Navajo Tanks	Tankage	Refined Product	10,000 bpd	10,000 bpd	$0.3268/bbl	11,000 bpd	$0.0545/bbl	—	PPI Adjustment	—	July 1, 2022	—	12:01 a.m. on the Navajo Tank Commencement Date to the date occurring fifteen (15) years thereafter.

Tulsa West Lube Racks	Loading Racks	Refined Product	12,500 bpd	12,500 bpd	$1.3263/bbl	Each throughput barrel over the Minimum Throughput Commitment	$0.3686/bbl	—	PPI Adjustment	—	July 1, 2021	—	12:01 a.m. on January 1, 2021 to 12:01 am on August 1, 2024

Crude Tankage	Woods Cross Tankage	Crude Oil	22,000 bpd	22,000 bpd	$0.2282/bbl	Each throughput barrel over the Minimum Throughput Commitment	$0.0109/bbl	—	PPI Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 1, 2023 to 12:01 a.m. on March 1, 2033

	Lovington Tankage	Crude Oil	80,000 bpd	80,000 bpd	$0.0640/bbl		$0.0109/bbl

Exhibit C-8

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)

	Artesia Tankage	Crude Oil	40,000 bpd	40,000 bpd	$0.0961/bbl		$0.0109/bbl

Sinclair Crude Oil Pipelines	Sinclair Pathfinder and 10” Pipeline	Crude Oil	56,500 bpd	56,500 bpd	$0.72/bbl	55,000 bpd	$0.36/bbl	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Sinclair Pathfinder Pumpover Pipeline	Crude Oil	35,000 bpd	35,000 bpd	$0.15/bbl	N/A	N/A	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Sinclair Guernsey to Casper Pipeline[9]	Crude Oil	27,500 bpd[10]	27,500 bpd[11]	$0.85/bbl	36,000 bpd	$0.43/bbl	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Sinclair Bairoil Pipeline	Crude Oil	N/A	N/A	$0.25	N/A	N/A	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Sinclair Beaver Creek Pipeline	Crude Oil	N/A	N/A	$2.11	N/A	N/A	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Sinclair Sand Draw Pipeline	Crude Oil	N/A	N/A	$1.17	N/A	N/A	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

[9]	Additional commercial terms relating to volumes shipped on the Sinclair Guernsey to Casper Pipeline are set forth on Exhibit R-3.
[10]

If (i) the Saddle Butte Capacity Lease is terminated, or (ii) Saddle Butte provides the notice contemplated by Section 4.6 of the Saddle Butte Capacity Lease, then, in each case, effective when such termination is effective, the Minimum Capacity Commitment and the Minimum Throughput Commitment will be automatically changed to 42,500 bpd without any further act of any Person. Additionally, the commercial terms in respect of the Sinclair Guernsey to Casper Pipeline are subject to amendment in the circumstances identified on Schedule 1.

[11]

The Applicable Term will continue while the Saddle Butte Capacity Lease is still in effect. In the event the Saddle Butte Capacity Lease extends beyond the date shown, the Applicable Term will automatically be extended to match the Saddle Butte Capacity Lease.

Exhibit C-9

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)

Sinclair Refined Products Pipelines	Sinclair Medicine Bow Pipeline	Refined Products	20,000 bpd	20,000 bpd	$1.53/bbl	20,000 bpd	$0.50/bbl	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Sinclair Olathe Pipeline	Refined Products	3,750 bpd	3,750 bpd	$0.95/bbl	N/A	N/A	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Sinclair Montrose Pipeline	Refined Products	3,000 bpd	3,000 bpd	$1.55/bbl	N/A	N/A	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Sinclair Chase Connection Pipeline	Refined Products	N/A	N/A	$125,000 per year lease	N/A	N/A	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Kaneb Pipeline	Refined Products	N/A	N/A	$0.105	N/A	N/A	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Sinclair Salvation Pipeline	Refined Products	N/A	N/A	$1.44	N/A	N/A	—	FERC Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

Sinclair Refined Product Storage Tanks	Denver Summer Grade Storage Tanks	Refined Products	300,000 bbl	300,000 bbl	$0.75/bbl/mo	—	—	—	PPI Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

Exhibit C-10

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)

	Parco Product Tanks	Refined Products	300,000 bbl	300,000 bbl	$0.75/bbl/mo	—	—	—	PPI Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

	Boise Summer Grade Storage Tanks	Refined Products	120,000 bbl	120,000 bbl	$0.90/bbl/mo	—	—	—	PPI Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

Sinclair Crude Offloading Racks	Truck Racks	Crude	15,000 bpd	15,000 bpd	$0.25/bbl	N/A	N/A	—	PPI Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

Sinclair Crude Storage Tanks	Tanks	Crude	75,000 bpd	75,000 bpd	$0.40/bbl	75,000 bpd	$0.05/bbl	—	PPI Adjustment	Subject to 0% minimum	July 1, 2023	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

Casper Refinery Refined Product Truck Track	Truck Rack	Refined Product	9,000 bpd	9,000 bpd	As set forth in Exhibit R-2	N/A	N/A	—	As set forth in Exhibit R-2	Subject to 0% minimum	As set forth in Exhibit R-2	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

Parco Refinery Refined Product Truck Rack	Truck Track		7,500 bpd	7,500 bpd

Denver Terminal	Tankage		30,000 bpd	30,000 bpd

Boise Terminal	Tankage		5,000 bpd	5,000 bpd

Exhibit C-11

Applicable Assets	Type of Applicable Asset	Product	Minimum Capacity Commitment (aggregate capacity unless otherwise noted)	Minimum Throughput Commitment (in the aggregate, on average, for each Contract Quarter)	Base Tariff (applicable to all movements below the Incentive Tariff Threshold)	Incentive Tariff Threshold (in the aggregate, on average, for each Contract Quarter)	Incentive Tariff (applicable to all movements at or above the Incentive Tariff Threshold)	Excess Tariff (applicable to all movements above the Excess Tariff Thresholds set forth below, if any)	Tariff Adjustment	Tariff Adjustment Minimum/ Cap	Tariff Adjustment Commencement Date	Assumed OPEX	Applicable Term (all times are Dallas, TX time)

Burley Terminal	Tankage	Refined Product	2,000 bpd	2,000 bpd	As set forth in Exhibit R-2	N/A	N/A	—	As set forth in Exhibit R-2	Subject to 0% minimum	As set forth in Exhibit R-2	—	12:01 a.m. on March 14, 2022 to 12:01 a.m. on March 14, 2037

Carrollton Terminal	Tankage		3,750 bpd	3,750 bpd

Ft. Madison Terminal	Tankage		3,000 bpd	3,000 bpd

Kansas City Terminal	Tankage		7,000 bpd	7,000 bpd

Crude Oil Trunk Pipelines	Pipeline	Crude Oil	67,894 bpd	67,894 bpd	$0.8190/bbl12, [13]	First 85,000 bpd Next 7,500 bpd Next 17,500 bpd Over 110,000 bpd	$0.7112/bbl[14] $0.5573/bbl $0.4033/bbl $0.1221/bbl[15]	—	PPI Adjustment	—	July 1, 2023	—	12:01 a.m. on March 1, 2023 to 12:01 a.m. on March 1, 2033

Crude Oil Gathering Pipelines	Pipeline	Crude Oil	42,943 bpd	42,943 bpd	$0.8712/bbl	Over 50,000 bpd	$0.5631/bbl	—	PPI Adjustment	—	July 1, 2023	—	12:01 a.m. on March 1, 2023 to 12:01 a.m. on March 1, 2033

Woods Cross Pipelines	Pipeline	Crude Oil and Refined Products	6,876 bpd	6,876 bpd	$0.4356/bbl	N/A	N/A	—	PPI Adjustment	—	July 1, 2023	—	12:01 a.m. on March 1, 2023 to 12:01 a.m. on March 1, 2033

[12]

An additional surcharge in connection with the Beeson to Lovington System Expansion (as defined in the Crude Agreement) of $0.03185 per barrel, which does not escalate, is charged on the first 79,000 bpd shipped each month.

[13]	This rate only applies if the throughput for a given month is below 85,000 bpd on average for that month.
[14]	This rate only applies if the throughput for a given month is 85,000 bpd or higher on average for that month.
[15]	These rates are subject to negotiation by the Parties as set forth in Exhibit S-1.

Exhibit C-12

Applicable Tariff Adjustments

FERC Adjustment:

Each Applicable Tariff shall be adjusted on July 1 of each index year during the Applicable Term by an amount equal to the percentage change, if any, between the two (2) immediately preceding index years, in the Federal Energy Regulation Commission Oil Pipeline Index (the “FERC Oil Pipeline Index”); provided, however, that if the percentage change, if any, between the two (2) immediately preceding index years in the FERC Oil Pipeline Index is negative, then there will be no change to the Applicable Tariffs.

PPI Adjustment:

Each Applicable Tariff shall be adjusted on July 1 of each calendar year by an amount equal to the upper change in the annual change rounded to four decimal places of the Producers Price Index-Commodities-Finished Goods, (PPI), et al. (“PPI”), produced by the U.S. Department of Labor, Bureaus of Labor Statistics. The series ID is WPUFD49207 as of June 1, 2016 – located at http://www.bls.gov/data/. The change factor shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1). An example for year 2014 change is: [PPI (2013) – PPI (2012)] / PPI (2012) or (197.3 – 193.3) / 193.3 or .021 or 2.1%. If the PPI index change is negative in a given year then there will be no change in the tariff unless the tariff is subject to a minimum increase as defined elsewhere in Exhibit C.

Index no longer Published:

If the either index is no longer published, the Parties shall negotiate in good faith to agree on a new index (as applicable) that gives comparable protection against inflation or deflation, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the tariffs. If the Parties are unable to agree, a new index will be determined in accordance with the dispute resolution provisions set forth in the Omnibus Agreement, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the tariffs.

Exhibit C-13

Schedule 1

To

Exhibit C

To

Ninth Amended and Restated

Master Throughput Agreement

Omitted pursuant to Item 601(a)(5) of Regulation S-K

Exhibit C-14

Exhibit D

to

Ninth Amended and Restated

Master Throughput Agreement

Measurement of Shipped Volumes

Applicable Asset	Type of Applicable Asset	Measurement of Volumes
Malaga Pipeline System	Pipelines

Quantities shipped on the Malaga Pipeline System shall be determined by measuring unique barrels of Crude Oil (either by counting barrels or calculating barrels based on available meter data) shipped on the following origin and destination pairings:

Whites City Road Station to HEP Artesia Station

Whites City Road Station to Beeson Station

Whites City Road Station to Plains Pipeline Bisti Connection

HEP Artesia Station to Beeson Station

HEP Artesia Station to Plains Pipeline Bisti Connection

Beeson Station to Plains Pipeline Bisti Connection

The origin and destination pairings listed above utilize the following segments of the Pipeline System:

Whites City Road Station to HEP Artesia Station (8-inch)

HEP Artesia Station to Beeson Station (8-inch)

Beeson Station to Plains Pipeline Bisti Connection (12-inch)

Shipments on any other segments of the Malaga Pipeline System will be charged the then-current tariff and fees herein.

For the avoidance of doubt, a barrel shipped on multiple segments of the Malaga Pipeline System shall only be counted as one barrel in satisfaction of the Minimum Throughput Commitment and shall not count as a separate barrel on each such segment. For example, a barrel shipped from Whites City Road Station to the Plains Pipeline Bisti Connection shall count as one barrel in satisfaction of the Minimum Throughput Commitment, and not as three barrels since it flows on three segments of the Malaga Pipeline System.

El Dorado Assets	Pipelines	Pipeline delivery throughput shall be determined by the shipments of Products by pipeline (and not over the Loading Racks) from the El Dorado Refinery.

	Tankage	Tankage throughput shall be determined by the sum of Products shipped from the El Dorado Refinery but not including shipments of coke and sulfur. For the avoidance of doubt, no Tankage throughput fees shall be paid for movements of Products within the El Dorado Refinery.

	Loading Rack	The Loading Rack Tariff will be paid for all quantities of Products or other materials loaded at the Loading Racks or the asphalt loading rack and any Products or other materials shipped using the weight scales.

Exhibit D-1

Applicable Asset	Type of Applicable Asset	Measurement of Volumes

Tulsa East Assets	Pipelines	Pipeline throughput will be determined by the quantities of Refined Product shipped on the Tulsa Pipelines.

	Group 1 Tankage	Group 1 Tankage throughput shall be determined by the sum of Refined Products shipped on the Pipelines and loaded at the Group 1 Loading Rack. Any streams moved internally within the Tulsa East Refinery will not be included in determining the volumes for any Minimum Revenue Commitment for the Group 1 Tankage.[16]

	Group 1 Loading Rack	The Group 1 Loading Rack Tariff will be paid for all quantities of Products loaded at the Group 1 Loading Rack.

	Group 2 Tankage	Group 2 Tankage throughput shall be determined by the sum of pipeline and truck quantities of Crude Oil and Intermediate Products received at the Tulsa East Refinery, including Crude Oil and Intermediate Products received at the Tulsa East Refinery from the Tulsa West Refinery. Any streams moved internally within the Tulsa East Refinery will not be included in determining the volumes for any Minimum Revenue Commitment for the Group 2 Tankage. Any Refined Products received from the Tulsa West Refinery or moved out of the Tulsa East Refinery will not be included in determining the volumes for the Minimum Revenue Commitment for the Group 2 Tankage.

	Group 2 Loading Rack	The Group 2 Loading Rack Tariff will be paid for all quantities of Products loaded at the Group 2 Loading Rack.

Interconnecting Pipelines

The Interconnecting Pipeline Gas Throughput shall be determined by the sum of pipeline quantities of Intermediate Products shipped between the Tulsa East Refinery and the Tulsa West Refinery via the Hydrogen Interconnecting Pipeline, Refinery Fuel Gas Interconnecting Pipeline, and Refinery Sour Fuel Gas Interconnecting Pipeline.

The Interconnecting Pipeline Liquid Throughput shall be determined by the sum of pipeline quantities of Intermediate Products shipped between the Tulsa East Refinery and the Tulsa West Refinery via the Gasoline Interconnecting Pipeline and Distillate Interconnecting Pipeline.

Lovington Assets	Loading Rack	The Loading Rack Tariff will be paid for all quantities of Products loaded at the Lovington Loading Rack.

Roadrunner Assets	N/A	N/A

El Dorado Crude Tankage	Tankage	El Dorado Tankage throughput shall be determined by the sum of the pipeline quantities of Product received at the El Dorado Crude Tankage, based on custody transfer meters. For avoidance of doubt, no throughput fees shall be paid for movements of Products among the El Dorado Crude Tankage.

El Dorado Connector Pipeline[17]	Pipelines	El Dorado Connector Pipeline throughput shall be determined by the sum of the pipeline quantities of Product shipped from the Pony Express Pipeline to the El Dorado Crude Tankage via the El Dorado Connector Pipeline, based on measurement tickets from the meter owned by the Pony Express Pipeline and located upstream of the custody transfer flange.

Tulsa West Tankage	Tankage	Tulsa West Tankage throughput shall be determined by barrels of crude/lef deliveries at the following meters at the Tulsa West Refinery: #1387, #175, #176, #177, #178, #179, #180, #334, #1373 and #809.

Catoosa Lubes Terminal	Tankage	Catoosa Lubes Terminal throughput shall be determined by the sum of the products received by rail or truck at the Catoosa Lubes Terminal.

Orla Truck Terminal	Tankage	Orla Truck Terminal throughput shall be determined by the sum of the pipeline quantities of Product received at the Orla Truck Terminal, based on custody transfer meters.

HFRM Refined Products Pipelines	Pipelines	Pipeline throughput will be determined by the quantities of Refined Product shipped on the HFRM Refined Products Pipelines.

[16]

For the avoidance of doubt, any high sulfur diesel fuel that HFRM may transport from the Tulsa West Refinery through the Group 1 Tankage or Group 2 Tankage for processing in the Tulsa East Refinery’s distillate hydrotreater shall be subject to the Group 2 Tankage Applicable Tariffs, and the resulting ultra low sulfur diesel fuel produced from the high sulfur diesel fuel and then shipped from the Tulsa East Refinery via either the Tulsa Pipelines or the loading rack located at the Tulsa East Refinery shall be subject to the applicable Group 1 Tankage Applicable Tariffs.

[17]	See the definition of “Applicable Asset” in this Agreement.

Exhibit D-2

Applicable Asset	Type of Applicable Asset	Measurement of Volumes

HFRM Refined Products Terminals	Tankage and Truck Racks	HFRM Refined Products Terminals throughput shall be determined by the sum of the pipeline quantities of Refined Product received at each HFRM Refined Products Terminal, based on custody transfer meters, plus the sum of the volumes of ethanol and biodiesel received at the HFRM Refined Products Terminals by rail or truck.

Cushing Connect Pipeline	Pipeline	Cushing Connect Pipeline throughput shall be determined by the sum of pipeline quantities of Crude Oil received at the Tulsa East Refinery and Tulsa West Refinery.

Navajo Tanks	Tankage	Navajo Tank throughput shall be determined by the sum of quantities of Products shipped on pipelines, based on custody transfer meters.

Tulsa West Lube Racks	Loading Racks	The Tulsa West Lube Racks Tariff shall be paid for all quantities of Products loaded or unloaded at the Tulsa West Lube Racks.

Crude Tankage	Tankage	Crude Tankage throughput shall be determined by the sum of quantities of Crude Oil received in the Crude Tankage.

Sinclair Pipelines	Pipelines	Pipeline throughput will be determined by the volume of Crude Oil and Refined Product delivered to the applicable destination point, as determined by the meter at the destination.

Sinclair Refined Product Terminals	Tankage and Truck Racks	Sinclair Refined Products Terminals throughput shall be determined by the sum of the pipeline quantities of Refined Product received at each Sinclair Refined Products Terminal, based on the applicable meters, plus the sum of the volumes of ethanol and biodiesel received at the Sinclair Refined Products Terminals by rail or truck.

Sinclair Crude Offloading Racks	Truck Racks	The Sinclair Crude Offloading Racks Tariff shall be paid for all quantities of Products loaded or unloaded at the Sinclair Crude Offloading Racks.

Sinclair Crude Storage Tanks	Tankage	Sinclair Crude Storage Tanks throughput shall be determined by the sum of the quantities of Product received at the Sinclair Crude Storage Tanks, based on the applicable meters. For avoidance of doubt, no throughput fees shall be paid for movements of Products among the Sinclair Crude Storage Tanks.

Sinclair Refined Product Storage Tanks	Tankage	Average of the daily working capacity inventory volumes each month for specified Refined Products. HEP Operating shall track inventory levels separate from normal terminal throughput.

Crude Oil Trunk Pipelines	Pipelines	Pipeline throughput will be determined by the volume of Crude Oil delivered to the applicable destination point, as determined by the meter at the destination.

Crude Oil Gathering Pipelines	Pipelines	Pipeline throughput will be determined by the volume of Crude Oil delivered to a Crude Oil Gathering Station, whether shipped by pipeline or truck, as determined by the following measurement points: Abo, Artesia (includes Burton Flats), Barnsdall, Beeson (includes Maljamar Park), Monument Sour (includes North Monument and South Monument), Monument Sweet, Riley (includes Baumgart), Russell (excludes Riley and Baumgart volumes already counted at Riley), Wood (includes Seminole) and Lovington Station 126 – Chevron LACTs.

Woods Cross Pipelines	Pipelines	Pipeline throughput will be determined by the volume of Crude Oil and Refined Products delivered to the applicable destination point, as determined by the meter at the destination.

Exhibit D-3

Exhibit E

to

Ninth Amended and Restated

Master Throughput Agreement

Volumetric Gains; Losses; Line Fill; High-API Oil Surcharge

Applicable Assets	Volumetric Gains and Losses	Line Fill	High-API Oil Surcharge
Malaga Pipeline System	HFRM shall, during the Applicable Term, (i) absorb all volumetric gains in the Malaga Pipeline System, and (ii) be responsible for all volumetric losses in the Malaga Pipeline System up to a maximum of 0.5%. HEP Operating shall be responsible for all volumetric losses in excess of 0.5% in the Malaga Pipeline System during the Applicable Term.	HFRM shall be responsible for line fill by pipeline segment in accordance with HEP Operating’s policies for each segment as published on the Partnership’s website from time to time.	In the event HFRM desires to ship Crude Oil on the Malaga Pipeline System with an API Gravity in excess of 50 degrees, HEP Operating may, in its sole discretion, (i) refuse to ship such Crude Oil, or (ii) ship such Crude Oil and charge HFRM a surcharge (the “High-API Oil Surcharge”) equal to the increased expenses (or lower revenues) or capital costs, as a direct result thereof, as agreed upon by the Parties. If the Parties are unable to agree upon the High-API Oil Surcharge, the High-API Oil Surcharge will be determined pursuant to the dispute resolution provisions of the Omnibus Agreement. Any amounts paid by HFRM as a High-API Oil Surcharge shall not count toward satisfaction of any Minimum Revenue Commitment.

El Dorado Assets	—	—	—

Tulsa East Assets	HFRM shall, during the Applicable Term, (i) absorb all volumetric gains in the Tulsa Pipelines, and (ii) be responsible for all volumetric losses in the Tulsa Pipelines up to a maximum of 0.5%. HEP Tulsa shall, during the Applicable Term, be responsible for all volumetric losses in excess of 0.5% in the Tulsa Pipelines. Gains and losses will be calculated for each Contract Quarter and offset against each other.	—	—

Lovington Assets	—	—	—

Exhibit E-1

Applicable Assets	Volumetric Gains and Losses	Line Fill	High-API Oil Surcharge

Roadrunner Assets	HFRM shall, during the Applicable Term, (i) absorb all volumetric gains in the Roadrunner Pipeline, and (ii) be responsible for all volumetric losses in the Roadrunner Pipeline up to a maximum of 0.5%. HEP Operating shall, during the Applicable Term, be responsible for all volumetric losses in excess of 0.5% in the Roadrunner Pipeline. Gains and losses will be calculated for each Contract Quarter and offset against each other.	—	—

El Dorado Crude Tank Farm Assets	—	—	—

Tulsa West Tankage	—	—	—

Catoosa Lubes Terminal	—	—	—

Orla Truck Terminal	—	—	—

HFRM Refined Products Pipelines	As set forth in the tariffs listed on Exhibit N-1.	—	—

HFRM Refined Products Terminals	HFRM shall, during the Applicable Term, (i) absorb all volumetric gains in the HFRM Refined Products Terminals and (ii) be responsible for all volumetric losses in the HFRM Refined Products Terminals up to a maximum of 0.25%. HEP Operating shall, during the Applicable Term, be responsible for all volumetric losses in excess of 0.25%. Gains and losses will be calculated annually on October 1 of each year for the prior October 1 to September 30 period on a terminal by terminal basis and offset against each other.	—	—

Cushing Connect Pipeline	HFRM shall, during the Applicable Term, (i) absorb all volumetric gains in the Cushing Connect Pipeline, and (ii) be responsible for all volumetric losses in the Cushing Connect Pipeline up to a maximum of 0.5%. HEP Operating shall, during the Applicable Term, be responsible for all volumetric losses in excess of 0.5% in the Cushing Connect Pipeline. Gains and losses will be calculated for each Contract Quarter and offset against each other.	—	—

Navajo Tanks	—	—	—

Exhibit E-2

Applicable Assets	Volumetric Gains and Losses	Line Fill	High-API Oil Surcharge
Tulsa West Lube Racks	—	—	—

Crude Tankage	—	—	—

Sinclair Pipelines	With respect to the Sinclair Pipelines (A) with a published tariff, all product gains and losses will be addressed as provided in such tariff Pipelines or (B) without a published tariff, (1) HFRM or its applicable Affiliate will absorb all volumetric gains and is responsible for all volumetric losses up to a maximum of 0.5% (on a pipeline by pipeline basis), in each case, determined quarterly and (2) HEP Operating or its applicable Affiliate is responsible for all volumetric losses in excess of 0.5% (on a pipeline by pipeline basis), determined quarterly; provided, that gains and losses pursuant to foregoing clause (B) will be calculated for each calendar quarter and offset against each other (on a pipeline by pipeline basis).	—	—

Sinclair Refined Product Terminals	With respect to the Sinclair Refined Product Terminals, HEP Operating or its applicable Affiliate is responsible for all losses, determined quarterly, greater than 0.25% of the product terminalled (on a terminal by terminal basis), which shall be offset by any product gains during the same quarter (on a terminal by terminal basis), including any unused product gains in the immediately preceding quarter; all gains, after applying offsetting losses, are the property of HFC or its applicable Affiliate.	—	—

Exhibit E-3

Applicable Assets	Volumetric Gains and Losses	Line Fill	High-API Oil Surcharge

Sinclair Crude Offloading Racks	—	—	—

Sinclair Crude Storage Tanks	—	—	—

Sinclair Refined Product Storage Tanks	With respect to the Sinclair Refined Product Storage Tanks, HFRM or its applicable Affiliate will absorb all volumetric gains and is responsible for all volumetric losses up to a maximum of 0.25% (on a tank by tank basis), in each case, determined quarterly and HEP Operating or its applicable Affiliate is responsible for all volumetric losses in excess of 0.25% (on a tank by tank basis), determined quarterly; provided, that gains and losses pursuant to the foregoing will be calculated for each calendar quarter and offset against each other (on a tank by tank basis) and the volumes be adjusted for temperature.	HFRM shall be responsible for supplying its proportional share of the tank heel volume for the applicable Refined Product grades. If the segregation of Refined Product grades necessitates a separate tank (or tanks) from other shippers, as determined by HEP Operating, HFRM shall be responsible for supplying all associated tank heel volume.	—

Crude Oil Trunk Pipelines	—	—	—

Crude Oil Gathering Pipelines	—	—	—

Woods Cross Pipelines	—	—	—

Exhibit E-4

Exhibit F

to

Ninth Amended and Restated

Master Throughput Agreement

Increases in Tariff Rates as a Result of Changes in Applicable Law

Applicable Assets	Types of Tariffs that may be increased (as applicable)	Threshold
Malaga Pipeline System	Pipeline Base Tariff Pipeline Incentive Tariff	None

El Dorado Assets	Pipeline Base Tariff Tankage Base Tariff Loading Rack Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $1,000,000 in the aggregate with respect to the El Dorado Assets in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable Base Tariff to recover its full cost of complying with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $1,000,000.

Tulsa East Assets	Tulsa Pipelines Base Tariff Tulsa Group 1 Tankage Base Tariff Tulsa Group 1 Loading Rack Tariff Tulsa Group 2 Tankage Base Tariff Tulsa Group 2 Loading Rack Tariff	Base Tariff may not be amended until HEP Operating has made capital expenditures of $2,000,000 in the aggregate with respect to the Applicable Assets (excluding the Interconnecting Pipelines) in order to comply with new Applicable Laws.

	Tulsa Interconnecting Pipeline Base Tariff	Base Tariff may not be amended until HEP Operating has made capital expenditures of $1,000,000 in the aggregate with respect to the Interconnecting Pipelines in order to comply with new Applicable Laws.

Lovington Assets	Base Tariff	Base Tariff may not be amended until HEP Operating has made capital expenditures of $500,000 in the aggregate with respect to the Lovington Loading Rack in order to comply with new Applicable Laws.

Roadrunner Assets	Pipeline Base Tariff	Base Tariff may not be amended until HEP Operating has made capital expenditures of $1,000,000 in the aggregate with respect to the Roadrunner Pipeline in order to comply with new Applicable Laws.

Exhibit F-1

Applicable Assets

El Dorado Crude Tank Farm Assets	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $1,000,000 in the aggregate with respect to the El Dorado Crude Tank Farm Assets in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable Base Tariff to recover its full cost of complying with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $1,000,000.

Tulsa West Tankage	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $2,000,000 in the aggregate with respect to the Tulsa West Tankage in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the Base Tariff to recover its full cost of complying with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $2,000,000.

Catoosa Lubes Terminal	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $1,000,000 in the aggregate with respect to the Catoosa Lubes Terminal in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable Base Tariff to recover its full cost of complying with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $1,000,000.

Orla Truck Terminal	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $1,000,000 in the aggregate with respect to the Orla Truck Terminal in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable Base Tariff to recover its full cost of complying with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $1,000,000.

Exhibit F-2

Applicable Assets

HFRM Refined Products Pipelines	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $5,000,000 in the aggregate with respect to the HFRM Refined Products Pipelines in order to comply with new Applicable Laws.

Thereafter, HEP Operating may file new tariff rates to amend the applicable Base Tariff to recover the cost of complying (including a reasonable return) with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $5,000,000.

HFRM Refined Products Terminals	Terminalling Fees

No fees on Exhibit N-2 may be amended until HEP Operating has made capital expenditures of $5,000,000 in the aggregate with respect to the HFRM Refined Products Terminals in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable fees to recover HFRM’s pro rata share of the cost of complying with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $5,000,000.

Cushing Connect Pipeline	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $1,000,000 in the aggregate with respect to the Cushing Connect Pipeline in order to comply with new Applicable Laws.

Thereafter, HEP Operating may file new tariff rates to amend the applicable Base Tariff to recover the cost of complying (including a reasonable return) with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $1,000,000.

Navajo Tanks	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $1,000,000 in the aggregate with respect to the Navajo Tanks in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable Base Tariff to recover the cost of complying (including a reasonable return) with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $1,000,000.

Tulsa West Lube Racks	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $1,000,000 in the aggregate with respect to the Crude Tankage in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable Base Tariff to recover the cost of complying (including a reasonable return) with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $1,000,000.

Crude Tankage	Base Tariff	None.

Exhibit F-3

Applicable Assets

Sinclair Pipelines	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $5,000,000 in the aggregate with respect to the Sinclair Pipelines in order to comply with new Applicable Laws.

Thereafter, HEP Operating may file new tariff rates to amend the applicable Base Tariff to recover the cost of complying (including a reasonable return) with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $5,000,000.

Sinclair Refined Products Terminals	Terminalling Fees

No fees on Exhibit R-2 may be amended until HEP Operating has made capital expenditures of $5,000,000 in the aggregate with respect to the Sinclair Refined Products Terminals in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable fees to recover HFRM’s pro rata share of the cost of complying with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $5,000,000.

Sinclair Crude Offloading Racks	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $500,000 in the aggregate with respect to the Sinclair Crude Offloading Racks in order to comply with new Applicable Laws.

Thereafter, HEP Operating may file new tariff rates to amend the applicable Base Tariff to recover the cost of complying (including a reasonable return) with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $500,000.

Sinclair Crude Storage Tanks	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $2,000,000 in the aggregate with respect to the Sinclair Crude Storage Tanks in order to comply with new Applicable Laws.

Thereafter, HEP Operating may file new tariff rates to amend the applicable Base Tariff to recover the cost of complying (including a reasonable return) with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $2,000,000.

Sinclair Refined Product Storage Tanks	Base Tariff

No Base Tariff may be amended until HEP Operating has made capital expenditures of $5,000,000 in the aggregate with respect to the Sinclair Refined Product Storage Tanks and the Sinclair Refined Products Terminals in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable fees to recover HFRM’s pro rata share of the cost of complying with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $5,000,000.

Crude Oil Trunk Pipelines	Base Tariff	None.

Crude Oil Gathering Pipelines	Base Tariff	None.

Woods Cross Pipelines	Base Tariff	None.

Exhibit F-4

Exhibit G

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: Malaga Pipeline System

1. Construction Projects. HEP Operating has (i) completed the construction projects set forth on Exhibit G-1 and (ii) built the 25 lease connections listed on Exhibit G-2 (the “Devon Lease Connections” and, together with the construction projects set forth on Exhibit G-1, the “Malaga Construction Projects”). With respect to Item 4 listed on Exhibit G-1, HFRM reimbursed HEP Operating 100% of the actual costs and expenses of those Malaga Construction Projects. HEP Operating bore the costs of constructing all of the other Malaga Construction Projects listed on Exhibit G-1 and Exhibit G-2, other than Item 4 on Exhibit G-2.

2. Option to Increase Minimum Capacity Commitment Following the Malaga Initial Period. At the end of the Malaga Initial Period and once-a-year thereafter during the Applicable Term, HFRM shall have the option to increase (but not decrease) the Minimum Capacity Commitment for the Malaga Pipeline System applicable to the remainder of the Applicable Term, which option may be exercised as follows:

2.1 Malaga Capacity Estimate. HFRM may initiate the process by which it will exercise its option by delivering to HEP Operating a written request for a statement of HEP Operating’s good faith estimate of the total uncommitted pipeline capacity for the Malaga Pipeline System that will be available for the remaining Applicable Term (a “Malaga Capacity Estimate”), which request must be made, (i) in the case of the election available at the end of the Malaga Initial Applicable Period, no later than the one hundred twentieth (120th) day before the end of the Malaga Initial Period, and (ii) in the case of the election available at the end of each twelve (12) month period following the end of the Malaga Initial Period (each a “Subsequent Year”), the one-hundred twentieth (120) day before the end of such Subsequent Year.

2.2 Response to Request for Malaga Capacity Estimate. HEP Operating must respond to each request with a written Malaga Capacity Estimate within ten (10) days of HEP Operating’s receipt of such request.

2.3 Malaga Exercise Notice. To exercise its option, HFRM must provide HEP Operating a written notice of exercise (an “Malaga Exercise Notice”) no later than ninety (90) days prior to the end of the Malaga Initial Period or Subsequent Year (as applicable), which Malaga Exercise Notice must contain the amount (stated in bpd) by which HFRM desires to increase the Minimum Capacity Commitment for the Malaga Pipeline System for the next occurring Subsequent Year and the remainder of the Applicable Term. The amount of increase for which HFRM may exercise this option may not exceed the available uncommitted pipeline capacity for the Malaga Pipeline System as stated in the Malaga Capacity Estimate. If no written Malaga Exercise Notice is received by such ninetieth (90th) day, then HFRM will be deemed to have waived its option, though such waiver shall not preclude HFRM from exercising its option in Subsequent Years according to the process set forth in this Section 2.

Exhibit G-1

2.4 Increase in Minimum Capacity Commitment and Minimum Throughput Commitment. If HFRM timely exercises its option at the end of the Malaga Initial Period or a Subsequent Year in accordance with this Section 2, then, with respect to the next Subsequent Year and the remainder of the Applicable Term thereafter:

(a) the Minimum Capacity Commitment for the Malaga Pipeline System shall be increased by the amount specified in the Malaga Exercise Notice; and

(b) the Minimum Throughput Commitment shall be increased by an amount equal to the increase in the Minimum Capacity Commitment for the Malaga Pipeline System.

For example, if HFRM exercises its option at the end of the Malaga Initial Period to increase the Minimum Capacity Commitment for the Malaga Pipeline System from 40,000 bpd to 50,000 bpd (a 25% increase), then the Minimum Throughput Commitment shall be increased to equal 50,000 bpd (a 25% increase). This will have the effect of increasing the Minimum Pipeline Revenue Commitment by the operation of Section 2.2(a) of the Agreement.

3. Third Party Shipping. During the Malaga Initial Period, HFRM shall have the exclusive right to utilize the entire capacity of the Malaga Pipeline System. After the end of the Malaga Initial Period, if HEP Operating contracts with third parties to ship Crude Oil on the Malaga Pipeline System thereafter during the Applicable Term, subject to the terms of this Agreement, then HEP Operating may not charge any such third party transportation services fees, throughput fees, or other fees that are equal to or less on a per barrel basis (taking into account all applicable incentive tariffs and surcharges) than those charged to HFRM under this Agreement unless such third party agrees to minimum volume and revenue commitments equal to or in excess of those to which HFRM is subject hereunder. In the event that a third party with whom HEP has contracted agrees to minimum volume and revenue commitments that are equal to those to which HFRM is subject hereunder, and the transportation services fees, throughput fees, or other fees are less on a per barrel basis (taking into account all applicable incentive tariffs and surcharges) than those charged to HFRM under this Agreement, then the tariff rates charged to HFRM under this Agreement shall be automatically reduced to be equal to such third party tariff rates.

4. Storage. In addition, following the Malaga Commencement Date, HEP Operating agrees, for no additional fees, to provide storage services of up to 70,000 barrels with regard to Crude Oil shipped using the Malaga Pipeline System (30,000 barrels at the Whites City Road Station and 40,000 barrels at the Beeson Station) and provide limited in-tank Crude Oil blending services when operationally feasible at the HEP Operating Artesia Station to the specifications of HFRM, as such specifications may be adjusted from time to time.

Exhibit G-2

Exhibit G-1

to

Ninth Amended and Restated

Master Throughput Agreement

Construction Projects

1.	Whites City Road Station

a.

Built station at the intersection of the idle 8” pipe and Whites City County Road (coordinates _32.064421 Lat _104.135759_ Long). This station includes 30,000 barrels of tankage for crude to be injected into the 8” headed north. The amount of property to be leased or purchased will be sufficient to install up to 5 crude truck off-loading LACTS and their associated tanks.

2.	HEP Artesia Station

a.	Reactivated 8” Malaga Pipeline from the Whites City Road Station to the existing 30,000 barrel tank at HEP Artesia Station.

b.	Built connecting 8” line between the reactivated 8” Malaga Pipeline and HEP Artesia Station for receipts of sweet crude originating from the Whites City Road Station.

c.	Tie-in Millman Station and Devon Parkway sweet crude deliveries into the HEP Artesia Station 30,000 barrel tank, i.e., Devon Parkway barrels connected into and delivered to the Artesia Station tank.

d.	Sweet crude oil deliveries out of HEP Artesia Station tank connected for delivery to Abo station.

e.	Built 6” connecting pipeline approximately 6 miles to receive sweet barrels from the Devon Parkway into existing Millman System.

f.	Build additional truck off loading facility at HEP Artesia Station.

g.	Built 8” 11-mile pipeline from HEP Artesia Station to Beeson Station.

3.	HEP Beeson Station and Bisti Delivery

a.	Built approximately 40,000 barrels of tankage at Beeson Station to receive sweet crude.

b.	Built 6” pipeline (approximately 12 miles) to receive sweet barrels from the Devon Hackberry field.

c.

Built connection from Anderson Ranch gathering system to the Devon Hackberry to Beeson Station connecting pipeline. This connection will be made to deliver sweet barrels through the Anderson Ranch pipe and deliver into the tank at the Beeson Station.

Exhibit G-1-1

d.	Installed pumping capacity necessary for delivery into Plains Pipeline at Bisti (to deliver at a rate of up to 80,000 bpd).

e.	Built 12” 12-mile pipeline from Beeson Station to Plains Pipeline System connection at Bisti.

4.	Built NM sweet truck off-loading station at Whites City Road Station.*

*	HEP Operating was reimbursed by HFRM for the costs of managing and constructing (4). HEP Operating will at all times be the owner of (4), including during the period of construction.

Exhibit G-1-2

Exhibit G-2

to

Ninth Amended and Restated

Master Throughput Agreement

Devon Lease Connections

Battery Name	Field Name	Location	Status
Diamond	Parkway	32.6519528 N 104.0701295 W	Producing

Emerald	Parkway	32.6525348 N 104.1045269 W	Producing

Beryl	Parkway	32.6109502 N 104.0829194 W	Producing

Onyx	Parkway	32.638176 N 104.093915 W	Producing

Coral	Parkway	32.6253952 N 104.0745216 W	Producing

Turquoise	Parkway	32.6365513 N 104.0701851 W	Producing

Agate	Parkway	32.6520074 N 104.0873003 W	Producing

Jasper	Parkway	32.623619 N 104.090791 W	Producing

Beetle Juice 19 Fed #1H	Hackberry	32° 39’ 7.41” N 103° 54’ 4.05” W	Producing

Beetle Juice 19 Fed #3H	Hackberry	32° 39’ 9.054” N 103° 54’ 43.471” W	Producing

Capella 14 Fed #1H	Hackberry	32° 40’ 0.638” N 103° 50’ 4.152” W	Producing

Strawberry 7 Fed #2	Hackberry	32° 40’ 43” N 103° 54’ 20.8” W	Producing

Strawberry 7 Fed #4	Hackberry	32° 40’ 6.93” N 103° 54’ 4.28” W	Producing

Sirius 17 Fed #1H	Hackberry	32° 39’ 59.165” N 103° 54’ 2.605” W	Producing

Sirius 17 Fed #2H	Hackberry	32° 39’ 47.98” N 103° 53’ 2.44” W	Producing

Sirius 17 Fed #3H	Hackberry	32° 39’ 30.98” N 103° 53’ 56.18” W	Producing

Arcturus 18 Fed #1H	Hackberry	32° 39’ 59.66” N 103° 54’ 2.607” W	Producing

Arcturus 18 Fed #3H	Hackberry	32° 39’ 23.058” 103° 54’ 57.028” W	Producing

Rigel 20 Fed Com #1H	Hackberry	32° 39’ 7.185” N 103° 53’ 56.214” W	Producing

Rigel 20 Fed Com #3H	Hackberry	32° 38’ 36.881” N 103° 53’ 56.099” W	Producing

Regulus 26 Fed #1	Hackberry	32° 63’ 76.832” N 103° 83’ 24.245” W	Producing

Spica 25 Fed #1	Hackberry	32° 63’ 76.834” N 103° 83’ 22.620” W	Producing

Vega 29 Fed Com #1	Hackberry	32° 63’ 77.726” N 103° 88’ 57.377” W	Producing

Serene Sisters 25 Fed #1H	Hackberry	32° 43’ 31.099” N 103° 49’ 3.506” W	Producing

Serene Sisters 25 Fed #3H	Hackberry	32° 42’ 42.721” N 103° 49’ 32.488” W	Producing

Exhibit G-2-1

Exhibit H

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: El Dorado Assets

1. Change of Service. Subject to (i) any Applicable Law and (ii) technical specifications of the El Dorado Tankage, HFRM may request that HEP Operating change the service of any of the El Dorado Tankage from storage of one Product to storage of a different Product. If HEP Operating agrees to such request, HFRM shall indemnify and hold HEP Operating harmless from and against all costs and expenses associated with any such changing of service including costs of complying with any Applicable Law affecting such change of service.

2. Construction of New Tank. HEP Operating shall, or shall cause its Affiliate to, use its commercially reasonable efforts to construct a New Tank at the El Dorado Refinery in accordance with the specifications set forth on Exhibit H-3. If HEP Operating or its Affiliate should fail to complete the New Tank or if the New Tank Commencement Date does not occur for the New Tank for a reason related to the fault of HEP Operating or its Affiliate or a matter that is within or under the control of HEP Operating or its Affiliate, HEP Operating shall bear all costs, liabilities and expenses with respect to such incomplete New Tank, and if HEP Operating or its Affiliate should fail to complete the New Tank or if the New Tank Commencement Date does not occur for the New Tank for any other reason, HFRM shall reimburse HEP Operating or its Affiliate for all costs, liabilities and expenses incurred by HEP Operating or its Affiliate with respect to such incomplete New Tank. Promptly following the New Tank Commencement Date, HEP Operating will deliver a written certification to HFRM certifying the Final Construction Cost for the New Tank. Additionally, promptly following the New Tank Commencement Date, the Parties shall execute an amended Exhibit H-2 reflecting the addition of the New Tank and attach it to this Agreement. Such amended Exhibit H-2 shall be numbered Exhibit H-2.1, dated and appended as an additional schedule to this Agreement and shall replace the prior version of Exhibit H-2 in its entirety after its date of effectiveness.

Exhibit H-1

Exhibit H-1

to

Ninth Amended and Restated

Master Throughput Agreement

El Dorado Loading Rack

The Refined Products Truck Loading Rack and the Propane Truck Loading Rack transferred to El Dorado Logistics pursuant to that certain Conveyance, Assignment and Bill of Sale (El Dorado), dated effective as of October 25, 2011, by and between Frontier El Dorado and El Dorado Logistics.

Exhibit H-1-1

Exhibit H-2

to

Ninth Amended and Restated

Master Throughput Agreement

El Dorado Tankage

TANK ID NUMBER	CURRENT SERVICE/PRODUCT	NOMINAL CAPACITY, BBLS
1		DEMO
2		DEMO
3	ULSD	40,425
15	ULSD	12,422
16	Light Slop	28,880
17	Gasoline	92,740
18	Gasoline	88,600
19	Gasoline	90,733
20	Finish Gasoline	17,961
21	ULSD	120,639
23	ULSD	113,182
24	ULSD	119,269
25	Av Jet	65,117
29	CRU1 Feed	33,723
30	CRU2 Feed	39,417
31	ULSD	23,792
32	Finish Gasoline	74,847
64	Gasoline	17,961
65	Gasoline	17,941
66	Naptha	22,582
75	ULS k	24,938
78	ULS k	9,226
127	Heavy Slop	20,504
654	Sour Distilate	77,596
642	HTU2 Chg.	78,511
655	HTU2 Chg.	76,750
649	HTU4 CHg.	100,000
137	Gas Oil/Sour diesel	192,000
138	Gas Oil	193,742
139	Gas Oil	74,792
142	Gas Oil	191,563
143	Gas Oil	191,570
159	Slurry	9,778
167	Slurry	8,908
650	ULSD Dock	36,000
178	Coke Charge/Swing Tank	80,000
192**		DEMO

Exhibit H-2-1

TANK ID NUMBER	CURRENT SERVICE/PRODUCT	NOMINAL CAPACITY, BBLS
212	Coker Chg.	76,524
213	Asphalt	77,675
215	AV Jet	67,529
216	Alkylate	72,618
218	Gas Oil	77,675
219	Reformate	71,466
220	Swing Tank	71,495
221	Gasoline Swing	71,508
222	Gasoline Swing	71,509
223	Reformate	72,893
224	Jet Fuel	71,534
225	HTU1 Chg, kerosene	28,882
226	Finish Gasoline	27,679
227	Natural Gasoline	27,701
230	Diesel (RAM)	4,780
231	Light Cycle (RAM)	1,923
250	FCCU Gasoline	75,354
251	FCCU Gasoline	75,968
252	FCCU Gasoline	75,968
253	Natural Gasoline	74,653
254	Isomerate	19,318
255	Isomerate	19,318
256	TEL Wash	950
447	Finish Gasoline	17,730
448	Gasoline	16,109
453	Ethanol	5,121
457	HTU3 Chg, LSR	32,690
458	Isomerate	32,690
490	ULSD	116,094
600	Propane	625
601	Propane	625
602	Propane	625
603	Propane	625
604	Propane	625
605	Propane	625
606	Propane	625
607	Propane	625
608	Propane	625
609	Propane	625
610	Propane	625
611	Propane	625
612	Propane	625
613	Propane	625
614	Propane	625

Exhibit H-2-2

TANK ID NUMBER	CURRENT SERVICE/PRODUCT	NOMINAL CAPACITY, BBLS
615	Propane	625
616	Propane	625
617	Propane	625
618	Propane	625
619	Propane	625
620	Propane	575
621	Propane	100
640	Asphalt	66,859
641	Biodiesel	6,813
647	Asphalt	76,600
651	Heavy Atmospheric Gas Oil (HAGO)	32,346
653	HAGO	32,344
656	Diesel	500
657	Diesel	500

Exhibit H-2-3

Exhibit H-3

to

Ninth Amended and Restated

Master Throughput Agreement

Specifications for New Tank

TANK ID NUMBER	CURRENT SERVICE/PRODUCT	NOMINAL CAPACITY, BBLS

Exhibit H-3-1

Exhibit I

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: Navajo Tanks

1. Construction of Navajo Tanks. HEP Operating shall, or shall cause its Affiliate to, use its commercially reasonable efforts to construct the Navajo Tanks at the Navajo Refinery in accordance with the specifications set forth on Exhibit I-2, together with all associated infrastructure necessary to accommodate the Navajo Tanks. If HEP Operating or its Affiliate should fail to complete the Navajo Tanks or if the Navajo Tanks Commencement Date does not occur for a reason related to the fault of HEP Operating or its Affiliate or a matter that is within or under the control of HEP Operating or its Affiliate, HEP Operating shall bear all costs, liabilities and expenses with respect to such incomplete Navajo Tanks, and if HEP Operating or its Affiliate should fail to complete the Navajo Tanks or if the Navajo Tank Commencement Date does not occur for any other reason, HFRM shall cause its Affiliate to reimburse HEP Operating or its Affiliate for all costs, liabilities and expenses incurred by HEP Operating or its Affiliate with respect to such incomplete Navajo Tanks. Promptly following the Navajo Tank Commencement Date, HEP Operating will deliver a written certification to HFRM certifying the total capital expenditures relating to the construction of all associated infrastructure constructed by HEP Operating to accommodate the Navajo Tanks. The expected capital spend is approximately $3 million. Upon HFRM’s receipt of such certification, HFRM shall cause its Affiliate to reimburse HEP Operating for such capital expenditures. Following reimbursement of such capital expenditures by HFRM’s Affiliate, the associated infrastructure will be owned and operated by such Affiliate of HFRM. Additionally, promptly following the Navajo Tank Commencement Date, the Parties shall execute an amended Exhibit I-2 reflecting the addition of the Navajo Tanks and attach it to this Agreement. Such amended Exhibit I-2 shall be numbered Exhibit I-2.1, dated and appended as an additional schedule to this Agreement and shall replace the prior version of Exhibit I-2 in its entirety after its date of effectiveness.

2. Term.

Notwithstanding anything to the contrary in Article 7 of the Agreement, HFRM and HEP Operating agree that HFRM shall have the right to renew the Applicable Term with respect to the Navajo Tanks for a single five (5) year term (a “Successor Term”), upon prior written notice to HEP Operating no sooner than twenty-four (24) months prior to and no later than twelve (12) months prior to the conclusion of the initial Applicable Term.

Exhibit I-1-1

Exhibit I-2

to

Ninth Amended and Restated

Master Throughput Agreement

Navajo Tanks

TANK ID	REFINED PRODUCT	NOMINAL CAPACITY (BBLS)
0020	Gasoline	50,000
0021	Gasoline	50,000
0022	Gasoline	50,000
0023	Gasoline	50,000

Exhibit I-2-1

Exhibit J

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: Tulsa East Assets

1. Change of Tankage Service. Subject to (i) any Applicable Law and (ii) technical specifications of the Tulsa Group 1 Tankage or the Tulsa Group 2 Tankage, HFRM may request that HEP Operating change the service of any of the Tulsa Group 1 Tankage or the Tulsa Group 2 Tankage from storage of one Product to storage of a different Product; provided, however, that HFRM shall indemnify and hold HEP Operating harmless from and against all costs and expenses associated with any such changing of service including costs of complying with any Applicable Law affecting such change of service.

2. Change of Interconnecting Pipeline Service. Subject to (i) any Applicable Law, (ii) technical specifications of the Tulsa Interconnecting Pipelines, and (iii) right-of-way and license agreements, HFRM may request that HEP Operating change the service of any of the Interconnecting Pipelines; provided, however, that HFRM shall indemnify and hold HEP Operating harmless from and against all costs and expenses associated with any such changing of service including costs of complying with any Applicable Law affecting such change of service.

3. Construction of New Tank. HEP Operating shall, or shall cause its Affiliate to, use its commercially reasonable efforts to construct a New Tank at the Tulsa Refinery in accordance with the specifications set forth on Exhibit J-6. If HEP Operating or its Affiliate should fail to complete the New Tank or if the New Tank Commencement Date does not occur for the New Tank for a reason related to the fault of HEP Operating or its Affiliate or a matter that is within or under the control of HEP Operating or its Affiliate, HEP Operating shall bear all costs, liabilities and expenses with respect to such incomplete New Tank, and if HEP Operating or its Affiliate should fail to complete the New Tank or if the New Tank Commencement Date does not occur for the New Tank for any other reason, HFRM shall reimburse HEP Operating or its Affiliate for all costs, liabilities and expenses incurred by HEP Operating or its Affiliate with respect to such incomplete New Tank. Promptly following the New Tank Commencement Date, HEP Operating will deliver a written certification to HFRM certifying the Final Construction Cost for the New Tank. Additionally, promptly following the New Tank Commencement Date, the Parties shall execute an amended Exhibit J-3 reflecting the addition of the New Tank and attach it to this Agreement. Such amended Exhibit J-3 shall be numbered Exhibit J-3.1, dated and appended as an additional schedule to this Agreement and shall replace the prior version of Exhibit J-3 in its entirety after its date of effectiveness.

Exhibit J-1

Exhibit J-1

to

Ninth Amended and Restated

Master Throughput Agreement

Tulsa Group 1 Loading Rack

The Propane Truck Loading Rack, Asphalt Truck Loading Rack and Gas Oil Truck Loading Rack transferred to HEP Tulsa LLC pursuant to that certain Bill of Sale, Assignment and Assumption Agreement, dated December 1, 2009, by and between Sinclair Tulsa Refining Company and HEP Tulsa LLC.

Exhibit J-1-1

Exhibit J-2

to

Ninth Amended and Restated

Master Throughput Agreement

Tulsa Group 1 Pipeline

The two Product Delivery Pipelines transferred to HEP Tulsa LLC pursuant to that certain Bill of Sale, Assignment and Assumption Agreement, dated December 1, 2009, by and between Sinclair Tulsa Refining Company and HEP Tulsa LLC.

Exhibit J-2-1

Exhibit J-3

to

Ninth Amended and Restated

Master Throughput Agreement

Tulsa Group 1 Tankage

TANK ID	REFINED PRODUCT	CAPACITY (BBLS)
10	ULSD #2 (XT)	37,500
11	ULSD #2 (XT)	37,500
12	Naptha	32,000
45	Decant	5,700
102	Kerosene	37,500
103	Kerosene	37,500
104A	ULSD #2 (XT)	37,500
110	ULSD #1	37,500
111	Kerosene	37,500
115A	ULSD #2 (XT)	151,000
215	ULSD #2 (XT)	151,000
116	Kerosene	50,860
117	ULSD #2 (XT)	63,000
444A	Gasoline Blendstock	32,832
450A	Premium Unleaded	12,000
451		DEMO
452A	USLD #2 (XT)	12,000
464A	Unleaded Regular	80,000
465	Unleaded Regular	79,320
466	Unleaded Regular	79,320
467A	Unleaded Regular	80,000
470A	Unleaded Regular	151,020
472	Unleaded Regular	151,000
473A	Premium Unleaded (ST)	151,020
601	Unleaded Regular	19,000
602	Premium Unleaded (ST)	10,000
603	Out of Service	DEMO
605	Ethanol	5,000
606	Empty	500

Exhibit J-3-1

Exhibit J-4

to

Ninth Amended and Restated

Master Throughput Agreement

Tulsa Group 2 Loading Rack

The Rail Loading Rack transferred to HEP Tulsa LLC pursuant to that certain Conveyance, Assignment and Bill of Sale, dated March 31, 2010, by and between Holly Refining & Marketing – Tulsa LLC and HEP Tulsa LLC.

Exhibit J-4-1

Exhibit J-5

to

Ninth Amended and Restated

Master Throughput Agreement

Tulsa Group 2 Tankage

TANK ID	CURRENT SERVICE	CAPACITY (BBLS)
1	Crude	130,450
2	Crude	130,000
3	Crude	116,579
8	Crude	130,233
123	CSO	37,500
471A	Regular	151,020
107A	Flux/Asphalt	55,954
108A	Flux/Asphalt	37,500
109	Flux/Asphalt	37,500
125	Flux/Asphalt	37,500
131	Flux/Asphalt	37,500
442		DEMO
445A	Gasoline blendstock	32,787
446		DEMO
460	LSR	80,000
461A	LSR	80,000
17	FCCU LCO	37,500
114	Raw Diesel	131,000
9	Raw gas oil	150,260
15	Raw gas oil	130,000
16	Raw gas oil-Sour	151,078
6A	Raw naphtha	69,082
4	Scanfiner feed	120,566
40	Raw gas oil	5,734
41	CSO	4,032
34	Truck loading-64/22 asphalt	11,798
36A	Truck loading-58/28 asphalt	11,500
124A	Flux/Asphalt	37,500
18A	Slop	37,500
31	Slop	15,000
7A	Naptha	69,082
14	Naptha	55,000

Exhibit J-5-1

Exhibit J-6

to

Ninth Amended and Restated

Master Throughput Agreement

Specifications for New Tank

TANK ID NUMBER	CURRENT SERVICE/PRODUCT	NOMINAL CAPACITY, BBLS
12	Naphtha	32,000

Exhibit J-6-1

Exhibit K

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: El Dorado Crude Tank Farm Assets

1.

El Dorado Terminal Operation. HEP Operating will use commercially reasonable efforts to maintain the El Dorado Terminal’s current connections to the pipelines owned and operated by (a) Tallgrass Energy Partners, LP (the “Pony Express Pipeline”), (b) Osage Pipe Line Company, LLC (the “Osage Pipeline”), (c) Rose Rock Midstream, L.P. (the “Rose Rock Pipeline”), and (d) MV Purchasing, LLC (the “MVP Pipeline”), but shall not be required to expend additional monies in connection therewith unless agreed separately in writing with HFRM. HFRM may request HEP Operating to connect the El Dorado Crude Tankage to new pipelines, whether owned by third parties or by HFRM, subject to HEP Operating’s approval of such connections and the engineering standards related to such; HEP Operating will not unreasonably withhold such approval. If HEP Operating approves any new connection requested by HFRM, HFRM will reimburse HEP Operating the actual expenses incurred by HEP Operating that are associated with such connection, plus an administrative charge of fifteen percent (15%). In addition, the Minimum Throughput Commitment will be increased to account for any additional expense HEP Operating bears in connection with ongoing operating expenses associated with such requested pipeline connection. Any HEP Operating expenditures requested by HFRM beyond pipeline connections will be negotiated separately.

2.

Tank Use. HEP Operating shall make available to HFRM on an exclusive basis the shell capacity, minimum and maximum capacities, and working capacity for the El Dorado Crude Tankage. HEP Operating will make at least two (2) of such tanks available for blending services at all times during the Applicable Term. HEP Operating and HFRM will work together to assign minimum and maximum capacities of each tank within sixty (60) days following the commencement of the Applicable Term. These minimum and maximum capacities will be set to allow the most working capacity available to HFRM within reasonable industry practices. The minimum and maximum capacity for each tank will be used to determine the working capacity of each tank (calculated by subtracting the minimum capacity from the maximum capacity for each Tank) (the “Working Capacity”). Once the Working Capacity is agreed upon, HEP may assign, in its sole discretion, new maximum and minimum capacities to each tank if required to allow for safe operation. If HEP determines it is necessary to reduce the aggregate Working Capacity to less than 650,000 Barrels (as such volume may be adjusted pursuant to Section 4 of this Exhibit K (the “El Dorado Minimum Working Capacity”)), the Minimum Throughput Commitment will be reduced proportionately. HFRM may deliver or have delivered Product into the El Dorado Crude Tankage from the El Dorado Refinery, the Pony Express Pipeline, the Osage Pipeline the Rose Rock Pipeline or the MVP Pipeline. HFRM agrees not to deliver to the Terminal any Products which fail to meet the El Dorado Quality Specifications, or which would in any way be injurious to the El Dorado Crude Tankage, or that may not lawfully be handled in the Tankage. HFRM shall be responsible for and pay for all damages resulting from handling of any Products by HFRM, its designee, or its consignee; provided, however, so long as the Products meet the El Dorado Quality Specifications, HFRM shall not be responsible for damages arising from the negligence or willful misconduct of HEP, its agents, employees or contractors or from ordinary wear and tear.

Exhibit K-1

3.

Terminal Maintenance, Changes, or Installations. HEP Operating shall make the El Dorado Crude Tankage available for HFRM’s exclusive use except for times at which a tank must be taken out of service for routine maintenance, in which event HEP Operating will use commercially reasonable efforts to minimize the duration of the outage. HEP Operating may take more than one tank out of service due to unplanned maintenance, environmental, or operational occurrences and may schedule more than one tank out of service if the duration is minimal (i.e. less than 1 week for seal inspection or mixer repair on top of an API 653 of another tank), but HEP Operating will not schedule more than one tank out of service for extended overlapping periods (e.g., two API 653s at the same time overlapping 1+ weeks). HEP Operating will provide HFRM written notice at least forty-five (45) days prior to any scheduled maintenance, changes or installations affecting the El Dorado Crude Tankage. In the event HEP Operating cannot provide any or all of the services during any maintenance, changes or installations within the El Dorado Terminal, or if such maintenance, changes or installations causes HEP Operating to take any tank out of service and HEP Operating does not provide a substitute tank in the place of such tank, the Minimum Throughput Commitment shall be reduced by the Working Capacity of such out-of-service tank for the duration of such outage.

4.

Right of First Refusal. HEP Operating may not lease or pledge or commit to provide any storage services with respect to the El Dorado Crude Tankage at the El Dorado Terminal to a third party unless HEP Operating first offers to HFRM the exclusive right to use the Working Capacity of such tanks on substantially the same terms as HEP Operating has previously negotiated with a third party in arms-length negotiations. HFRM will have thirty (30) days (the “El Dorado Crude Tank Farm Consideration Period”) to consider the option to utilize such Working Capacity and to provide notice to HEP Operating of its election to accept or decline such Working Capacity. If HFRM has not notified HEP Operating within 30 days, then HEP Operating may proceed to enter into an agreement with the third party for such Working Capacity; provided, however, that if HEP Operating does not enter into an agreement with the third party within sixty (60) days following HFRM’s notice to decline or the expiration of the El Dorado Crude Tank Farm Consideration Period, then HFRM’s rights under this Section 4 will apply to any subsequent bona fide third party offer to HEP Operating regarding such Working Capacity. For clarity, HFRM did exercise its Right of First Refusal option on the Jayhawk Tankage as of May 1, 2021.

5.

Jayhawk Tankage. For clarity, the Jayhawk Lease was terminated as of May 1, 2021 and the Minimum Throughput Commitment has been amended per Section 1.2 of the Second Amendment to the Seventh Amended and Restated Master Throughput Agreement.

6.

Right to Refuse. HEP Operating reserves the right to refuse receipt of any Product into the El Dorado Terminal, alternatively route such Product to another location, or take other appropriate action in regards to such Product if Product does not meet the El Dorado Quality Specifications. HFRM, if requested in writing, will provide HEP Operating with notice setting forth the quantity, quality, and specifications of Product to be delivered a minimum of four (4) hours prior to any delivery to the El Dorado Terminal. Any reasonable costs incurred by HEP Operating in connection with addressing or handling HFRM’s Product that does not meet the El Dorado Quality Specifications shall be borne by HFRM.

7.

Terminal Damage or Destruction. If any part of the El Dorado Terminal or the El Dorado Crude Tankage are damaged or destroyed by fire or other casualty, HEP Operating shall have the discretion to reduce receipts into and deliveries out of the El Dorado Terminal and to allocate any remaining El Dorado Terminal capacity and throughput fairly and reasonably among various customers utilizing terminalling services at the El Dorado Terminal. HEP Operating may, but shall not be obligated to, repair or replace such damaged or destroyed terminal facilities or Tanks.

Exhibit K-2

8.

Delivery Lines. The El Dorado Crude Tankage is connected to the El Dorado Refinery by two 16” delivery lines, together with associated piping necessary for Product movements into and out of the El Dorado Crude Tankage (the “El Dorado Delivery Lines”). HEP Operating will operate the El Dorado Delivery Lines for HFRM’s exclusive use. HEP Operating will operate one of the 16” El Dorado Delivery Lines for Product movements from the El Dorado Crude Tankage to the El Dorado Refinery with a capacity to deliver (a) 130,000 bpd based on a maximum viscosity of 350 SUS at 60 degrees Fahrenheit when operating only one El Dorado Delivery Line, and (b) 165,000 bpd based on a maximum viscosity of 350 SUS at 60 degrees Fahrenheit when operating both El Dorado Delivery Lines. HEP Operating will operate the other 16” El Dorado Delivery Line for bidirectional use. HEP Operating will maintain the El Dorado Delivery Lines to gravity feed Product to the El Dorado Refinery or, upon request of HFRM, to pump Product to the El Dorado Refinery at a pressure of at least 25 psig (when operating one El Dorado Delivery Line) and 50 psig (when operating both El Dorado Delivery Lines), as measured at the El Dorado Refinery receipt point. HEP Operating will maintain at least two (2) full-sized pumps for this service and will operate the pumps at HFRM’s request.

9.

Products Testing. At HFRM’s request and upon HEP Operating’s approval, such approval not to be unreasonably withheld, delayed or conditioned, HEP Operating shall provide sampling and testing services for HFRM’s Products at the El Dorado Terminal. All fees for Product testing shall be billed to HFRM at HEP Operating’s actual cost.

Exhibit K-3

Exhibit K-1

to

Ninth Amended and Restated

Master Throughput Agreement

El Dorado Crude Tankage and Jayhawk Tankage

1.	El Dorado Crude Tankage:

Tank ID Number	Current Service/Product	Nominal Capacity, BBLs
4150	Crude	80,000
4151	Crude	80,000
4152	Crude	80,000
4153	Crude	80,000
4154	Crude	80,000
4155	Crude	125,000
4156	Crude	125,000
4157	Crude	125,000
4158	Crude	125,000
4159	Crude	125,000
4160	Crude	125,000

Exhibit K-1-1

Exhibit K-2

to

Ninth Amended and Restated

Master Throughput Agreement

El Dorado Terminal Quality Specifications

Petroleum liquid that has a true vapor pressure equal to or greater than 1.5 psia but not greater than 11.1 psia.

Exhibit K-2-1

Exhibit L-1

to

Ninth Amended and Restated

Master Throughput Agreement

Tulsa West Tankage

TANK ID NUMBER	CURRENT SERVICE/PRODUCT	NOMINAL CAPACITY, BBLS
13	Crude/Lef	55,000
186	Crude/Lef	55,000
187	Crude/Lef	55,000
188	Crude/Lef	55,000
244	Crude/Lef	55,000
874	Crude/Lef	121,000

Exhibit L-1-1

Exhibit L-2

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions:

Tulsa West Tankage

1. XO Maintenance Operating Expense Adjustment. At the end of the Applicable Term, HEP Operating shall calculate the aggregate XO maintenance operating expenses incurred for the Tulsa West Tankage (“Actual OPEX”). In the event that the Actual OPEX exceeds the Assumed OPEX for the Tulsa West Tankage set forth on Exhibit C, HFRM shall, within ten (10) days of receiving an invoice from HEP Operating, reimburse HEP Operating an amount equal to (i) the Actual OPEX minus (ii) the Assumed OPEX (the “OPEX Reimbursement Amount”). In the event that the Actual OPEX is less than the Assumed OPEX for the Tulsa West Tankage set forth on Exhibit C, no adjustments shall be made and no amounts shall be reimbursed.

Exhibit L-2-1

Exhibit M

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: Orla Truck Terminal

Construction of Orla Truck Terminal. HEP Operating constructed the following:

•	approximately 50,000 BBL nominal capacity IFR tank

•	three lane diesel sales loading rack with associated piping and electrical and SCADA equipment that will have a throughput capacity, with further additions, of 30,000 bpd

•	an MCC/office building

•	paved access roadway, approximately .8 miles long, from the existing TXDOT FM road to the new HEP Loading Terminal

Exhibit M-1

Exhibit N-1

to

Ninth Amended and Restated

Master Throughput Agreement

HFRM Refined Products Pipelines

Pipeline	Origin and Destination	Miles of Pipeline	Diameter (inches)	Capacity (Bpd)
South System	Artesia, NM to Orla, TX to El Paso, TX	221	12/8	95,000
	Artesia, NM to El Paso, TX (Magellan El Paso Terminal)	210	12	100,000
Artesia Moriarty	Artesia, NM to Moriarty, NM	215	12/8	27,000
Artesia Bloomfield	Artesia, NM to Bloomfield, NM	406	12/8	Same as above

Exhibit N-1

Exhibit N-2

to

Ninth Amended and Restated

Master Throughput Agreement

HFRM Refined Products Terminals and Terminalling Fees

1. HFRM Refined Products Terminals.

Location	Storage Capacity (bbls)	Number of Tanks
Moriarty, NM	211,000	9
Mountain Home, ID	122,000	4
Spokane, WA	532,000	32
Navajo Refinery truck rack	N/A	N/A
Woods Cross Refinery truck rack	N/A	N/A

2. Terminalling Fees. HEP Operating will charge the following fees for services at the HFRM Refined Products Terminals, as applicable:

Service	Fee
Truck Rack Delivery	$0.3842 per barrel
Handling Fees for Products Provided by Shipper (Ethanol, Biodiesel, Isobutane, etc.)	$0.0878 per blended barrel
Gasoline and Diesel Additives (lubricity, red dye, generic and proprietary gasoline additives, etc.)	$0.0878 per additized barrel + Cost of Additive per additized barrel

For the avoidance of doubt, the Amended and Restated Unloading and Blending Services Agreement, which governs the ethanol and biodiesel blending services performed at the refined product truck rack by HEP Operating in Artesia, shall remain in full force and effect.

The fees shall be adjusted on July 1 of each calendar year by an amount equal to the upper change in the annual change rounded to four decimal places of the Producers Price Index-Commodities-Finished Goods, (PPI), et al. (“PPI”), produced by the U.S. Department of Labor, Bureaus of Labor Statistics. The series ID is WPUFD49207 as of June 1, 2016 – located at http://www.bls.gov/data/. The change factor shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1). An example for year 2014 change is: [PPI (2013) – PPI (2012)] / PPI (2012) or (197.3 – 193.3) / 193.3 or .021 or 2.1%. If the PPI index change is negative in a given year then there will be no change in the fees.

3.	Applicable Term. The Applicable Term with respect to the HFRM Refined Products Terminals shall commence at 12:01 a.m. on July 1, 2019 and end at 12:01 a.m. on July 1, 2029.

Exhibit N-2

Exhibit N-3

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: HFRM Refined Products Pipelines and HFRM Refined Products Terminals

1.	Obligations of HEP Operating.

HFRM acknowledges and agrees that HEP Operating’s obligations pursuant to Section 2.5 of the Agreement with respect to the HFRM Refined Products Pipelines are subject to: (i) HEP Operating’s ability to renew the MAPL Lease, provided, that if the MAPL Lease is terminated or expires, HFRM and HEP Operating shall renegotiate the minimum volume commitment for the Artesia Bloomfield Pipeline and the Artesia Moriarty Pipeline taking into account the volumes that HFRM is unable to ship due to loss of pipeline space; and (ii) HEP Operating’s ability to permanently remove from service any of the pipelines comprising the South System if HEP Operating determines in good faith that such pipeline cannot be operated safely in accordance with HEP Operating’s historical operating practices; provided, that the remaining pipelines in the South System continue to provide sufficient capacity to allow HFRM to satisfy its minimum volume commitment on the South System.

2.	Drag Reducing Agents and Additives.

HEP Operating will reimburse HFRM for the cost of DRA furnished by HFRM for use on the South System on a 50/50 basis until each of HFRM and HEP Operating expends $250,000 annually, with 100% of the cost over $500,000 annually to be covered by HFRM. HEP Operating will use its commercially reasonable efforts to minimize use of DRA on the South System and maximize use of HEP Operating’s existing horsepower; provided, that in the event HEP Operating determines that it is not economically advantageous for HEP Operating to operate the South System in a manner that maximizes use of HEP Operating’s existing horsepower and minimizes the use of DRA, then HEP Operating may use DRA in lieu of horsepower and the cost of such DRA is borne solely by HEP Operating and does not count towards HEP Operating’s share of the cost of DRA stated above.

3.	Taxes.

Notwithstanding anything to the contrary in Section 2.10 of the Agreement, HFRM will reimburse HEP Operating for New Mexico gross receipts tax, if applicable, but not income tax, levied on or with respect to the services provided by HEP Operating to HFRM with respect to the HFRM Refined Products Pipelines and HFRM Refined Products Terminals.

4.	Deficiency Payments.

Notwithstanding anything to the contrary in Article 10 of the Agreement, HFRM and HEP Operating agree that deficiency payments with respect to the HFRM Refined Products Pipelines will be credited against any payments owed by HFRM in the following four Contract Quarters in excess of the Minimum Commitment for such Calendar Quarters; provided, however, that HFRM will not receive credit for any deficiency payment in any of the following four Contract Quarters until they have met the Minimum Commitment in the succeeding Contract Quarter.

Exhibit N-3

Exhibit O-1

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: Cushing Connect Pipeline

1.	Obligations of HEP Operating.

HFRM acknowledges and agrees that HEP Operating’s obligations pursuant to Section 2.5 of the Agreement with respect to the Cushing Connect Pipeline are subject to the continued effectiveness of the Capacity Use Agreement between HEP Operating and Cushing Connect Pipeline Holdings LLC, dated October 1, 2019 (as the same may be amended from time to time, the “Cushing Connect Capacity Use Agreement”).

2.	Term.

Notwithstanding anything to the contrary in Article 7 of the Agreement and subject to Section 1 of this Exhibit O-1, HFRM and HEP Operating agree that the Applicable Term with respect to the Cushing Connect Pipeline will automatically terminate upon the expiration or earlier termination of the Cushing Connect Capacity Use Agreement.

Notwithstanding anything to the contrary in Article 7 of the Agreement, HFRM and HEP Operating agree that the Applicable Term with respect to the Cushing Connect Pipeline will automatically renew for successive two (2) year terms (each a “Successor Term”) unless either Party provides written notice to the other Party on or before two (2) years prior to the conclusion of the initial Applicable Term on March 31, 2036 or each Successor Term, as applicable; such written notice shall state the Party’s intent to terminate this Agreement with respect to the Cushing Connect Pipeline.

3.	Construction; Reimbursement.

HEP Operating shall, or shall cause its Affiliate to, use its commercially reasonable efforts to construct the Cushing Tulsa Interconnection System. The specifications for the Cushing Tulsa Interconnection System are set forth on Exhibit O-2. HFRM shall reimburse HEP Operating for all costs, liabilities and expenses incurred by HEP Operating or its Affiliate in connection with the construction of the Cushing Tulsa Interconnection System, provided, that if HEP Operating or its Affiliate should fail to complete the Cushing Tulsa Interconnection System or if the Cushing Connect Commencement Date does not occur for a reason related to the fault of HEP Operating or its Affiliate or a matter that is solely within or under the control of HEP Operating or its Affiliate, HEP Operating shall bear all costs, liabilities and expenses with respect to the incomplete Cushing Tulsa Interconnection System, and provided, further, that if HEP Operating or its Affiliate should fail to complete the Cushing Tulsa Interconnection System or if the Cushing Connect Commencement Date does not occur for any other reason, HFRM shall reimburse HEP Operating or its Affiliate for all costs, liabilities and expenses incurred by HEP Operating or its Affiliate with respect to the incomplete Cushing Tulsa Interconnection System.

HEP Operating shall, or shall cause its Affiliate to, use its commercially reasonable efforts to construct such other pipeline, tank and other delivery point connections to accommodate and connect the Cushing Connect Pipeline as HFRM shall reasonably request from time to time, provided, that HFRM shall reimburse HEP Operating for all costs, liabilities and expenses incurred by HEP Operating or its Affiliate in connection with such additional construction, and provided, further, that if HEP Operating determines in good faith that any additional construction project requested by HFRM cannot be constructed or operated safely in accordance with HEP Operating’s historical operating practices, HEP Operating shall have no obligation to construct such additional construction project.

Exhibit O-1-1

4.	Deficiency Payments.

Notwithstanding anything to the contrary in Article 10 of the Agreement, HFRM and HEP Operating agree that deficiency payments with respect to the Cushing Connect Pipeline will be credited against any payments owed by HFRM in the following four Contract Quarters in excess of the Minimum Commitment for such Calendar Quarters; provided, however, that HFRM will not receive credit for any deficiency payment in any of the following four Contract Quarters until they have met the Minimum Commitment in the succeeding Contract Quarter.

Exhibit O-1-2

Exhibit O-2

to

Ninth Amended and Restated

Master Throughput Agreement

Specifications for Cushing Tulsa Interconnection System

The Cushing Tulsa Interconnection System will be designed to receive crude oil from the Cushing Connect Pipeline at the Tulsa East Refinery and the Tulsa West Refinery.

1.	Tulsa West Refinery

a.

The breakpoints of the Cushing Connect Pipeline and Cushing Tulsa Interconnection System will be the flange immediately downstream of the Cushing Connect Pipeline crude oil delivery meter that is to be located at the Tulsa West Refinery.

b.

HEP Operating or its Affiliate will construct piping and fitting necessary to deliver crude oil from the breakpoint to tanks 13, 186, 187, 188, 244, and 874 at the Tulsa West Refinery at a rate of 7,000 barrels per hour.

2.	Tulsa East Refinery

a.

The breakpoints of the Cushing Connect Pipeline and Cushing Tulsa Interconnection System will be the flange immediately downstream of the Cushing Connect Pipeline crude oil delivery meter that is to be located at the Tulsa East Refinery.

b.

HEP Operating or its Affiliate will construct piping and fitting necessary to deliver crude oil from the breakpoint to tanks 1, 2, 3, and 8 at the Tulsa East Refinery at a rate of 7,000 barrels per hour.

Exhibit O-2-1

Exhibit P

to

Ninth Amended and Restated

Master Throughput Agreement

Crude Tankage

The Crude Tankage consists of the following:

Name	Tank Number	Refinery / Location
Woods Cross Tankage	103	Woods Cross Refinery
	121
	126
Artesia Tankage	437	Navajo Refinery (Artesia)
	1225
Lovington Tankage	1201A	Navajo Refinery (Lovington)
	1201B

Exhibit P-1

Exhibit Q-1

to

Ninth Amended and Restated

Master Throughput Agreement

Tulsa West Lube Racks

The Tulsa West Lube Racks consist of the following assets located at the Tulsa West Refinery, in each case as further described in the Prior Tulsa Throughput Agreement:

1.	Lube Oil Rail Rack

2.	Wax Rail Rack

3.	Black Oil Rail Rack

4.	Lube Oil Truck Rack

5.	Extract Truck Rack

6.	Wax Truck Rack

7.	Extract Rail Rack

8.	Bright Stock Rail Rack, Diesel Rail Rack, L70 Rail Rack

9.	SW MEK Tank 702 Truck Rack

10.	Circosol Rack

Exhibit Q-1

Exhibit Q-2

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: Tulsa West Lube Racks

1.

Prior Tulsa Throughput Agreement. HFRM (for itself and its Affiliates, including HollyFrontier Tulsa) and HEP Operating (for itself and its Affiliates, including HEP Tulsa) acknowledge and agree that (a) the Prior Tulsa Throughput Agreement was terminated effective as of January 1, 2021 and (b) notwithstanding such termination, the provisions of Section 5 (Indemnification) and Section 6 (Consent to Third Party Operator) of the Prior Tulsa Throughput Agreement shall survive and continue to apply with respect to the Tulsa West Lube Racks as if incorporated herein mutatis mutandis; provided, however, that if the Tulsa West Lube Racks cease to be subject to this Agreement, the provisions of Section 5 (Indemnification) and Section 6 (Consent to Third Party Operator) of the Prior Tulsa Throughput Agreement shall terminate and the continued application thereof shall only be if and to the extent such provisions expressly provide for survival following termination.

2.	Exclusive Use. HEP Operating (for itself and HEP Tulsa) agrees that, during the Applicable Term, HFRM and its Affiliates shall have the exclusive right to use the Tulsa West Lube Racks.

3.

Insurance. Notwithstanding the termination of the Prior Tulsa Throughput Agreement, HFRM will continue to be responsible for insurance in respect of the Tulsa West Lube Racks for so long as the Tulsa West Lube Racks are subject to this Agreement.

4.	Permits. HollyFrontier Tulsa will continue to hold all permits necessary for the operation of the Tulsa West Lube Racks for so long as the Tulsa West Lube Racks are subject to this Agreement.

Exhibit Q-2

Exhibit R-1

to

Ninth Amended and Restated

Master Throughput Agreement

Sinclair Pipelines

1. Sinclair Crude Oil and Refined Products Pipelines

Pipeline	Origin and Destination	Miles of Pipeline	Diameter (inches)	Capacity (Bpd)
Sinclair Pathfinder and 10” Pipeline	Casper, WY to Sinclair, WY	16” - 102 miles 10” – 102 miles	16 and 10”	16” – 55,000 10” – 45,500
Sinclair Pathfinder Pumpover Pipeline	Within Casper, WY	N/A	N/A	N/A
Sinclair Guernsey to Casper Pipeline	Guernsey, WY to Casper, WY	115 miles	10	53,000
Sinclair Medicine Bow Pipeline	Sinclair, WY to Denver, CO	204 miles	6 and 10	28,000
Sinclair Olathe Pipeline	Olathe, KS to Carrolton, MO	82 miles	8	15,000
Sinclair Montrose Pipeline	Carrollton, MO to Montrose, IA	142 miles	8	11,000
Sinclair Chase Connection Pipeline	Aurora, CO to Denver, CO	15 miles	10	29,000
Sinclair Bairoil Pipeline	Bairoil Station to Sinclair, WY	41 miles	8	14,500
Sinclair Beaver Creek Pipeline	Beaver Creek Station to Sand Draw Station	9 miles	4	7,000
Sinclair Sand Draw Pipeline	Sand Draw Station to Bairoil Station	61 miles	8	15,500
Sinclair Salvation Pipeline	Casper, WY to Sinclair, WY; or Sinclair, WY to Casper, WY	114 miles	8 and 12	20,500 pumping south, or 17,500 pumping north
Kaneb Pipeline	Magellan Dupont Station to Denver Terminal	3 miles	8	21,500

Exhibit R-1

Exhibit R-2

to

Ninth Amended and Restated

Master Throughput Agreement

Sinclair Refined Products Terminals and Terminalling Fees

1.	Sinclair Refined Products Terminals.

Location	Storage Capacity (bbls)	Number of Tanks
Boise Terminal	475,000	16
Burley Terminal	170,000	8
Carrollton Terminal	350,000	5
Denver Terminal	890,000	18
Ft. Madison Terminal	180,000	6
Kansas City Terminal	334,000	9
Casper Refinery Refined Product Truck Rack	N/A	N/A
Parco Refinery Refined Product Truck Rack	N/A	N/A

2.	Terminalling Fees. HEP Operating will charge the following fees for services at the Sinclair Refined Products Terminals, as applicable:

Service	Fee ($/bbl)
Rack Delivery of Gasolines and Diesel	$0.4000
Rack Delivery of Jet Fuel	$0.5000
Handling Fees for Products Provided by Shipper (Ethanol, Biodiesel, Isobutane, etc.)	$1.50
Gasoline and Diesel Additives (lubricity, generic and proprietary gasoline additives, etc.)	$0.18 + Cost of Additive per additized barrel
“Top Tier” Gasoline and Diesel Additives	$0.35 + Cost of Additive per additized barrel
Red Dye	$0.17

The terminalling fees for the Sinclair Refined Products Terminals will be adjusted each year, commencing July 1, 2023, by an amount equal to the upper change in the annual change rounded to four decimal places of the Producers Price Index-Commodities-Finished Goods, (PPI), et al. (“PPI”), produced by the U.S. Department of Labor, Bureaus of Labor Statistics. The series ID is WPUFD49207 as of June 1, 2016 – located at http://www.bls.gov/data/. The change factor shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1). An example for year 2014 change is: [PPI (2013) – PPI (2012)] / PPI (2012) or (197.3 – 193.3) / 193.3 or .021 or 2.1%. If the PPI index change is negative in a given year then there will be no change in the fees.

Exhibit R-2

Exhibit R-3

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: Sinclair Assets

1.	Deficiency Payments.

Notwithstanding anything to the contrary in Article 10 of the Agreement, HFRM and HEP Operating agree that deficiency payments with respect to the Sinclair Assets will be credited against any payments owed by HFRM in the following four Contract Quarters in excess of the Minimum Commitment for such Calendar Quarters; provided, however, that HFRM will not receive credit for any deficiency payment in any of the following four Contract Quarters until it has met the Minimum Commitment in the succeeding Contract Quarter.

2.	Tariffs.

If a base tariff or incentive tariff cannot be achieved as set forth in Exhibit C with respect to the Sinclair Assets as a result of federal or state regulatory limitations on ratemaking, HFRM and HEP Operating shall implement alternative tariff structures and/or minimum throughput commitments that produce the same overall commercial result.

3.	Sinclair Guernsey to Casper Pipeline.

Volumes shipped from the gathering system owned and operated by Saddle Butte, connecting at Natural Bridge in Wyoming, which Saddle Butte holds title to while in the Sinclair Guernsey to Casper Pipeline and title is transferred to HFRM upon arrival at a delivery point (“Saddle Butte Barrels”), will be counted towards the Minimum Capacity Commitment and the Minimum Throughput Commitment. Saddle Butte Barrels can be those delivered to the delivery points applicable in the Saddle Butte Capacity Lease, which include the Casper Refinery, the Casper Terminal, and the Guernsey Terminal. For Saddle Butte Barrels only, the payment charged will be reduced by the amount (but in no event below zero) Saddle Butte pays STC for movement of the same Saddle Butte Barrel pursuant to the Saddle Butte Capacity Lease; provided, that such reduced payment shall be subject to adjustment in the event of any refund by STC to Saddle Butte as provided in the Saddle Butte Capacity Lease.

For example, if Saddle Butte ships to HFRM 1,000 barrels per day in a month of 30 days (i) Saddle Butte pays STC $0.20/bbl or $6,000 pursuant to the Saddle Butte Capacity Lease, (ii) the payment required of HFRM to HEP Operating for shipments other than the Saddle Butte Barrels would have been $0.85/bbl or $25,500, however, (iii) HEP Operating reduces the payment required to HEP Operating by HFRM by the amount Saddle Butte actually pays to STC, resulting in payment due to HEP Operating from HFRM of $19,500 for such 1,000 barrels per day. Note that no shortfall, pipeline loss allowance or other payments which may be made by Saddle Butte to STC are eligible to reduce the HFRM payment to HEP Operating.

Exhibit R-3

Exhibit R-4

to

Ninth Amended and Restated

Master Throughput Agreement

Sinclair Refined Product Storage Tanks

1. Sinclair Refined Product Storage Tanks.

Sinclair Refined Product Storage Tanks	Location	Storage Working Capacity (bbls)	Number of Tanks
Denver Summer Grade Storage Tanks	Denver Terminal	396,000	4
Parco Product Tanks	Rawlins, WY	375,000	4
Boise Summer Grade Storage Tanks	Boise Terminal	167,000	4

2. Special Provisions.

(a) Notwithstanding anything to the contrary in this Agreement, HEP Operating does not commit to provide dedicated tankage for summer grade gasoline to HFRM, and HFRM acknowledges that summer grade gasoline stored pursuant to this Agreement may be commingled with other like grades, provided, however, that HEP Operating agrees to separate gasoline grades with different seasonal specifications in order to avoid contamination.

(b) HEP Operating agrees to track inventory volume separate for seasonal storage of Refined Products to enable accurate billing for the Minimum Throughput Commitment.

(c) HEP Operating and HFRM acknowledge and agree that the Parties may store Refined Products other than summer grade gasoline in the Sinclair Refined Product Storage Tanks, as the Parties may mutually determine from time to time.

Exhibit R-4

Exhibit S-1

to

Ninth Amended and Restated

Master Throughput Agreement

Special Provisions: Crude Pipelines

1.

Tariff and Tankage Fees Renegotiation. Notwithstanding anything to the contrary in this Agreement, in the event that Crude Oil throughput at the Navajo Refinery exceeds 110,000 bpd or if Crude Oil viscosity exceeds 50 SSU on greater than 10,000 bpd of such Crude Oil throughput at the Navajo Refinery, and HEP Operating incurs increased expenses (or lower revenues) or capital costs, as a direct result thereof, the Parties will renegotiate the tariff rates with respect to the Crude Oil Trunk Pipelines in good faith in order to compensate HEP Operating on account of such incremental expenses (or lower revenues) or capital costs, which capital costs shall also include a reasonable rate of return.

2.

Lease Connection Expenses. HEP Operating shall construct and add such new lease connection pipelines to the Crude Oil Gathering Pipelines, as requested by HFRM, based on agreement by each Party. Each connection request shall be documented with a completed Shipper Request Form on substantially the form attached hereto as Exhibit S-2, and the Parties will document appropriate delegation of authority based on capital cost. Prior to receipt of approval for a lease connection pipeline, HFRM may request that HEP Operating spend up to $275,000 (the “Pre-Spend Expense Cap”) on pre-construction activities related to the proposed lease connection pipeline, including but not limited to right of way acquisitions and permitting approvals. HEP Operating is obligated to perform such related actions up to the Pre-Spend Expense Cap each calendar year from the Effective Time until March 1, 2033. In the event a proposed lease connection pipeline is approved, any costs incurred prior to approval will be re-allocated from the Pre-Spend Expense Cap basket to the applicable lease connection pipeline project authorization for expenditure basket.

(a)

Capital Fee and Operating Expenses. Upon completion of a lease connection pipeline, HFRM will reimburse HEP Operating for 115% of all costs and expenses incurred for the construction of the lease connection pipeline (the “Capital Fee”). The Capital Fee shall be charged to HFRM and shall be paid promptly upon receipt of the Capital Calculation Notice (as defined below). In addition to the Capital Fee, HFRM will pay HEP Operating the present value of the following four years of anticipated operating expenses related to the lease connection pipeline, as reasonably estimated by HEP Operating using a 10% discount rate (the “Operating Expenses”).

(b)

Capital Calculation Notice. HEP Operating shall provide HFRM with written notice of HEP Operating’s calculation of the Capital Fee and the Operating Expenses (the “Capital Calculation Notice”), as well as reasonable supporting documentation, by no later than 30 days following the completion of a new lease connection pipeline.

(c)

Disagreement over Capital Fee or Operating Expenses. If HFRM disagrees with HEP Operating’s calculation of the Capital Fee or the Operating Expenses, then dispute will be determined pursuant to the dispute resolution provisions of the Omnibus Agreement.

Exhibit S-1-1

3.

Marketing of Transportation and Storage Services. HEP Operating may market transportation and storage services to third parties on the Crude Oil Trunk Pipelines or the Crude Oil Gathering Pipelines, provided that (i) HEP Operating provides HFRM with prior written notice describing the purported transportation and/or storage services to the extent permitted by Applicable Law; and (ii) HFRM remains satisfied that such transportation and storage services marketed by HEP Operating has not negatively affected HFRM’s ability to utilize the Applicable Assets in any material respect and the quality and quantity of the Crude Oil has not been materially degraded or otherwise impaired. Notwithstanding the foregoing, the rights provided in clauses (i) and (ii) shall no longer apply if HFRM initiates a refinery shut-down or reconfiguration of the Navajo Refinery pursuant to Article 4 herein.

4.

Discontinuing Service. HEP Operating shall, upon three (3) months’ prior written notice to HFRM, except in the event of an emergency or in order to comply with Applicable Law, have the right to discontinue operation with respect to any of the Crude Oil Gathering Pipelines in the event that such operation becomes (i) mechanically unreliable or (ii) uneconomical due to decline in volume.

5.

Turkey Track Expansion. For the avoidance of doubt, the Turkey Track Capital Recovery (as defined in the Crude Agreement) associated with the Turkey Track Expansion (as defined in the Crude Agreement) was paid in full in connection with the termination of the Crude Agreement, and no additional fees will be owed to HEP Operating in connection therewith.

Exhibit S-1-2

Exhibit S-2

to

Ninth Amended and Restated

Master Throughput Agreement

SHIPPER REQUEST FORM

Date:

Project Name:

Project Location:

Reason for Modification (Check only 1 reason): ☐ Lease Connection ☐ Expansion ☐ Terminal Modification ☐ Crude ☐ Pipeline ☐ Other: __________________	Company HEP will bill: ☐ Co. 1000 HOC ☐ Co. 1020 HFC ☐ Co. 2000 NRC ☐ Co. 2100 HRM ☐ Other: ______________

Owner of Asset: ☐ HF Sinclair ☐ Holly Energy Partners

Description of project and work to be completed:

HEP estimated cost to complete requested modifications:

Date modification scheduled to be complete:

Commercial Matters:

This project is agreed to be covered by the Amended and Restated Master Throughput Agreement dated [xx/xx/xxxx] (“MTA”), including any amendments thereto. The obligations of HF Sinclair to repay HEP are governed by Section [ ] of the MTA. The terms relevant to this project will survive termination of the MTA.

Signature of Authorized HEP Representative:

Printed Name:

Signature of Authorized HF Sinclair Representative:

Printed Name

Exhibit S-2